As filed with the Securities and Exchange Commission on July 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Royal Dutch Shell plc (Exact Name of Registrant as Specified in Its Charter)	Shell International Finance B.V. (Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	The Netherlands (State or Other Jurisdiction of Incorporation or Organization)

N/A (I.R.S. Employer Identification No.)	N/A (I.R.S. Employer Identification No.)

Carel van Bylandtlaan 30 2596 HR The Hague The Netherlands (011 31 70) 377 9111 (Address and telephone number of Registrant’s principal executive offices)	Carel van Bylandtlaan 30 2596 HR The Hague The Netherlands (011 31 70) 377 9111 (Address and telephone number of Registrant’s principal executive offices)

CT Corporation System 111 Eighth Avenue, 13th Floor New York, NY 10019 USA (212) 894-8400 (Name, address and telephone number of agent for service)	CT Corporation System 111 Eighth Avenue, 13th Floor New York, NY 10019 USA (212) 894-8400 (Name, address and telephone number of agent for service)

Please send copies of all communications to:

William P. Rogers, Jr., Esq. Gregory M. Shaw, Esq. Cravath, Swaine & Moore LLP CityPoint, One Ropemaker Street London EC2Y 9HR England (011 44 20) 7453 1000	Ashar Qureshi Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH England (011 44 20) 7614 2226

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class		maximum	maximum
of securities to be	Amount to be	aggregate price	aggregate offering	Amount of
registered	registered (1)	per unit (2)	price (1)(2)(3)	registration fee
Debt Securities of Royal Dutch Shell or Shell Finance Warrants (4)
Royal Dutch Shell Class A ordinary shares, nominal value €0.07 per share (5)	10,000,000,000	(2)	10,000,000,000	1,177,000
Royal Dutch Shell Class B ordinary shares, nominal value €0.07 per share (5)
Guarantees of the Debt Securities	(6)	(6)	(6)	(6)

(1)	In U.S. dollars or the equivalent in other currencies.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflecting the offering price rather than the principal amount of any securities issued at a discount.

(3)	In no event will the aggregate initial public offering price of the securities issued under this Registration Statement exceed U.S.$10,000,000,000 or if any securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of U.S.$10,000,000,000 to the Registrant or (ii) with a principal amount denominated in a foreign currency other than U.S. dollars, such amount as shall result in an aggregate initial offering price equivalent to a maximum of U.S.$10,000,000,000.

(4)	There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or other equity securities.

(5)	The ordinary shares may be represented by American Depositary Shares. Each American Depositary Share will represent two ordinary shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of ordinary shares will be registered pursuant to separate Registration Statements on Form F-6 (File No. 333-125035 relating to the Class A ordinary shares and File No. 333-125038 relating to the Class B ordinary shares).

(6)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated July 20, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

U.S.$10,000,000,000

ROYAL DUTCH SHELL PLC

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
CLASS A ORDINARY SHARES
CLASS B ORDINARY SHARES

SHELL INTERNATIONAL FINANCE B.V.

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES

Fully and unconditionally guaranteed by

ROYAL DUTCH SHELL PLC

     Royal Dutch Shell plc (“Royal Dutch Shell”) may use this prospectus to offer from time to time senior or subordinated debt securities, warrants or Class A ordinary shares or Class B ordinary shares, directly or in the form of American Depositary Receipts. Shell International Finance B.V. (“Shell Finance”) may use this prospectus to offer from time to time senior or subordinated debt securities fully and unconditionally guaranteed by Royal Dutch Shell. Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the UK Listing Authority (“UKLA”) and to trading on the market for listed securities of the London Stock Exchange under the symbols “RDSA” and “RDSB”, respectively, and listed on the Eurolist by Euronext Amsterdam N.V. under the symbols “RDSA” and “RDSB”, respectively. Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted for trading in the form of American Depositary Receipts (“ADRs”) on the New York Stock Exchange under the symbols “RDS.A” and “RDS.B”, respectively.

     The aggregate initial offering price of any combination of securities offered through this prospectus will not exceed U.S.$10,000,000,000 (or its equivalent in euro, pounds sterling or other currencies).

     We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and the relevant prospectus supplement regarding the particular issue of securities (the “prospectus supplement”) carefully before you invest.

     This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts.

     Investing in the securities involves certain risks. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                     , 2005.

Page
ABOUT THIS PROSPECTUS	2
ROYAL DUTCH SHELL PLC	3
SHELL INTERNATIONAL FINANCE B.V.	3
RISK FACTORS	4
FORWARD LOOKING STATEMENTS	9
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	10
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	12
RATIO OF EARNINGS TO FIXED CHARGES	14
CAPITALIZATION AND INDEBTEDNESS	15
USE OF PROCEEDS	15
LEGAL OWNERSHIP	16
DESCRIPTION OF DEBT SECURITIES	18
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF ROYAL DUTCH SHELL ORDINARY SHARES	31
DESCRIPTION OF ROYAL DUTCH SHELL AMERICAN DEPOSITARY RECEIPTS	47
CLEARANCE AND SETTLEMENT	53
TAXATION	57
PLAN OF DISTRIBUTION	73
EXCHANGE CONTROLS	75
LIMITATIONS ON RIGHTS TO OWN SECURITIES	75
LEGAL MATTERS	75
EXPERTS	75
EXPENSES	75
EX-1.1
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-5.1
EX-5.2
EX-5.3
EX-8.1
EX-12.1
EX-23.1
EX-25.1
EX-25.2

     All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000,000 (including the U.S. dollar equivalent of any securities denominated in other currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”. However, if there are any inconsistencies between the information contained herein and the prospectus supplement, the information in the prospectus supplement shall prevail.

     In this prospectus “Royal Dutch Shell” refers to Royal Dutch Shell plc, and where the context requires, its direct and indirect subsidiaries. “Shell Finance” refers to Shell International Finance B.V. References to “we”, “our” and “us” refer to Royal Dutch Shell and its subsidiaries collectively, as the context may require.

     As of July 20, 2005, Royal Dutch Shell became the parent company of N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company, “Royal Dutch”) and The “Shell” Transport and Trading Company, p.l.c. (“Shell Transport”), as described below under “Royal Dutch Shell plc — The Unification Transaction”.

     In this prospectus and any prospectus supplement, “U.S. dollars” or “$” refers to U.S. currency, “pounds sterling,” “£” or “pence” refers to UK currency, and “euro” or “€” refers to the currency established for participating member states of the European Union as of the beginning of stage three of the European Monetary Union on January 1, 1999.

     In this prospectus “Admitted Institution” means the institutions which hold Royal Dutch Shell ordinary shares on behalf of their clients through Euroclear Nederland as an admitted institution of Euroclear Nederland or, as the context so permits, which hold Royal Dutch Shell ordinary shares on behalf of their clients through an institution which is an admitted institution of Euroclear Nederland. References in this prospectus to Royal Dutch ordinary shares in bearer form or to Royal Dutch Shell shares shall, where the relevant shares are held by Euroclear Nederland in its capacity as central institute (centraal instituut) under the Dutch Securities Giro Act (Wet giraal effectenverkeer) and the context so permits, include references to interests held in such shares by other persons in accordance with the Dutch Securities Giro Act.

     In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any agent of his to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ROYAL DUTCH SHELL PLC

     Royal Dutch Shell plc is the single parent company of N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company) and The “Shell” Transport and Trading Company, p.l.c., as a result of the Unification Transaction described below. Since 1907, Royal Dutch and Shell Transport have been the parent companies of a group of companies known collectively as the Shell Group of Companies (the “Group” or the “Shell Group”). The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.

     The Unification Transaction. On July 20, 2005 Royal Dutch Shell became the parent company of Royal Dutch and Shell Transport upon the consummation of (i) an exchange offer under Dutch law by Royal Dutch Shell for the outstanding shares of Royal Dutch and (ii) a Scheme of Arrangement under English law involving Shell Transport and its shareholders (the “Scheme of Arrangement”). Together, these are referred to as the “Unification Transaction”.

     Shell Group. Present in more than 140 countries and territories around the world, the companies of the Shell Group are engaged in the business of Exploration & Production, Gas & Power, Oil Products, Chemicals and Other industry segments including Shell Renewables and Hydrogen.

•	Exploration & Production: Searches for, finds and produces crude oil and natural gas. Builds and operates the infrastructure needed to deliver hydrocarbons to market.

•	Gas & Power: Liquefies and transports natural gas, develops gas markets and infrastructure including gas-fired power plants and engages in the marketing and trading of natural gas and electricity. Converts natural gas to liquids to provide clean fuels.

•	Oil Products: Markets transportation fuels, lubricants and specialty products. Refines, supplies, trades and ships crude oil and petroleum products.

•	Chemicals: Produces and sells petrochemicals to industrial customers globally.

•	Other industry segments comprises technical consultancy services, Shell Renewables and Hydrogen.

     General. You can find a more detailed description of the Shell Group’s business in the Annual Report on Form 20-F of Royal Dutch and Shell Transport for the fiscal year ended December 31, 2004, as amended on May 4, 2005 (the “2004 20-F”), which is incorporated by reference in this prospectus. A detailed description of the Unification Transaction whereby Royal Dutch Shell became the parent company of Royal Dutch and Shell Transport may be found in Royal Dutch Shell’s Form F-4 relating to its Class A ordinary shares (File no. 333-125037) (the “Form F-4”), also incorporated herein by reference.

     Royal Dutch Shell was incorporated in England and Wales on February 5, 2002, as a private company. On October 27, 2004, Royal Dutch Shell was re-registered as a public company limited by shares and changed its name from Forthdeal Limited to Royal Dutch Shell plc. Royal Dutch Shell has its headquarters in The Netherlands and is resident in The Netherlands for Dutch and UK tax purposes.

SHELL INTERNATIONAL FINANCE B.V.

     Shell International Finance B.V. was incorporated as a private limited liability company under the laws of The Netherlands on March 5, 2004. Shell Finance was renamed its current name and became a 100% owned subsidiary of Royal Dutch Shell on July 20, 2005. Shell Finance is a financing vehicle for Royal Dutch Shell and its consolidated subsidiaries. Shell Finance has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance will lend substantially all proceeds of its borrowings to companies in the Shell Group. Royal Dutch Shell will fully and unconditionally guarantee the guaranteed debt securities issued by Shell Finance as to payment of principal, premium, if any, interest and any other amounts due.

RISK FACTORS

     Investing in the securities offered using this prospectus involves risk.

Risks Relating to Royal Dutch Shell’s Business

     Our businesses are subject to various risks relating to changing competitive, economic, political, legal, social, industry, business and financial conditions. These conditions are described below and discussed in greater detail in the 2004 20-F.

Prices for oil, natural gas, oil products and chemicals may fluctuate.

     Oil, natural gas, oil products and chemical prices can vary as a result of changes in supply and demand for products, which may be global or limited to specific regions and influenced by factors such as economic conditions, weather conditions or action taken by major oil exporting countries. Political developments, including war, embargoes and political strife in oil producing regions can affect world oil supply and prices. Fluctuations in oil, natural gas, oil products and chemical prices could have an adverse effect on our results of operations and financial position.

The Group’s operations and earnings are subject to risks related to currency fluctuations and exchange controls.

     The Group is present in more than 140 countries and territories throughout the world and is subject to risks from changes in currency values and exchange controls. Changes in currency values and exchange controls could have an adverse effect on our results of operations and financial position.

The Group’s operations and earnings are subject to risks related to the drilling and well production process and the ability to replace oil and gas reserves.

     The Group’s future oil and gas production is significantly dependent on the successful implementation of development projects. There are risks in this process in the interpretation of geological and engineering data, project delay, cost overruns and technical, fiscal, regulatory and other conditions. In addition, future oil and gas production will depend on the Group’s ability to access new reserves through exploration, negotiation with countries and other owners of known reserves and acquisitions. Failures in exploration and in identifying, and consummating transactions to access suitable potential reserves could adversely impact the Group’s oil and gas production and reserve replacement, which in turn could have an adverse impact on the Group’s results of operations and financial position in the future.

The Group’s operations and earnings are subject to risks related to the estimation of reserves.

     The estimation of oil and gas reserves involves subjective judgments and determinations based on available geological, technical, contractual and economic information. They are not exact determinations. In addition, these judgments may change based on new information from production or drilling activities or changes in economic factors, as well as from developments such as acquisitions and dispositions, new discoveries and extensions of existing fields and the application of improved recovery techniques. Published reserve estimates are also subject to correction for errors in the application of published rules and guidance.

     In 2004 and 2005, the Group restated its proved reserves to correct certain errors. In connection with the restatements, a number of putative shareholder class actions and shareholder derivative suits were filed against, among others, Royal Dutch and Shell Transport, and civil and criminal investigations were commenced by authorities in the US, the UK and The Netherlands. Please see the 2004 20-F for additional information on the restatements and these legal proceedings.

The Group’s operations and earnings are subject to economic and financial market conditions.

     Group companies are subject to differing economic and financial market conditions in countries and regions throughout the world. There are risks to such markets from political or economic instability, as well as from industry competition. Realization of one of these risks in a country or region could have an adverse effect on the results of operations and financial position of the Group companies operating in that country or region.

The Group’s operations and earnings are subject to environmental risks.

     Group companies are subject to a number of different environmental laws, regulations, environmental expectations, and reporting requirements. Costs are incurred for prevention, control, abatement or elimination of releases into the air and water, as well as in the disposal and handling of wastes at operating facilities. Expenditures of a capital nature include both remedial measures on existing plants and integral features of new plants.

The Group’s operations and earnings are subject to risks related to operational hazards, natural disasters and expropriation of property.

     The Group’s assets are subject to risk from operational hazards, natural disasters and expropriation of property. Realization of these risks could have an adverse effect on the results of operations and financial position of the impacted Group company.

The Group’s operations and earnings are subject to risk of change in legislation and fiscal and regulatory policies.

     The Group’s operations are subject to risk of change in legislation, taxation and regulation. For exploration and production activities, these matters include land tenure, entitlement to produced hydrocarbons, production rates, royalties, pricing, environmental protection, social impact, exports, taxes and foreign exchange. Changes in legislation, taxation and regulations could have an adverse effect on the results of operations and financial position of the impacted Group companies.

The Group’s operations and earnings are subject to the risks of doing business in politically sensitive or unstable countries.

     The Group’s operations and earnings throughout the world have been, and may in the future be, affected from time to time to varying degrees by other political developments and laws and regulations, such as forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Both the likelihood of such occurrences and their overall effect upon the Group vary greatly from country to country and are not predictable. Realization of these risks could have an adverse impact on the results of operations and financial position of the Group companies located in the affected country.

We may be subject to the imposition of U.S. government sanctions as a result of the Group’s activities in certain countries.

     The Group currently has investments in Iran and Syria. U.S. law currently imposes economic sanctions with the objective of denying certain countries, including Iran and Syria, the ability to support state-sponsored terrorism. In the case of both countries, there are prohibitions on certain activities and transactions and penalties for violation of these prohibitions include criminal and civil fines and imprisonment. In addition, in the case of Iran, U.S. legislation includes a limit of $20 million in any twelve-month period on certain investments knowingly made in that country and authorizes the imposition of sanctions (from a list that includes denial of financings by the U.S. export-import bank, denial of certain export licenses, denial of certain government contracts and limits on loans or credits from U.S. financial institutions). However, compliance with this investment limit by European companies is prohibited by Council Regulation No. 2271/96 adopted by the Council of the European Union, so that the statutes conflict with each other in certain respects. The Group has exceeded and expects to exceed in the future the U.S. imposed investment limits in Iran. While the Group seeks to comply with applicable legal requirements in its dealings in Iran and Syria, it is possible that the Group or persons employed by the Group could be found to be subject to sanctions or other penalties under this legislation in connection with their activities in Iran and Syria. Considering both the likelihood of the imposition of sanctions on the Group and the possible effects thereof, the Group does not believe that there will be a material negative effect on its results of operations or financial condition resulting from its investments and activities in Iran and Syria.

We will prepare our financial statements in accordance with International Financial Reporting Standards, which differ from the accounting standards applicable to Royal Dutch’s, Shell Transport’s and the Shell Group’s historical financial statements.

     The condensed interim financial information incorporated in this prospectus as at and for the quarter ended March 31, 2005 has been prepared in accordance with accounting standards under the first time adoption provisions set out in International Financial Reporting Standards 1 and the policies described in the notes to quarterly results announcement of Royal Dutch and Shell Transport for the first quarter of 2005 (furnished to the SEC on Form 6-K on May 9, 2005) and in the Form F-4. International Financial Reporting Standards (IFRS) is currently being applied in Europe and in other parts of the world simultaneously for the first time. Furthermore, due to a number of new and revised standards included within the body of standards that comprise IFRS, there is not yet a significant body of established practice on which to draw in forming judgments regarding interpretation and application. Accordingly, practice is continuing to evolve and the full financial effect of reporting under IFRS as it will be applied and reported on in our first IFRS Financial Statements cannot be determined with certainty at this stage.

     In the future, Royal Dutch Shell will prepare its financial information in accordance with IFRS. These accounting standards and policies adopted under IFRS differ from those applicable to the historical financial information included, and incorporated by reference, in this prospectus for periods up to and including December 31, 2004. As at the date of this prospectus, the accounting policies of Royal Dutch Shell are in accordance with both IFRS and those accounting standards that have been adopted for use in the EU.

Risks Relating to Royal Dutch Shell’s Ordinary Shares

Trading prices in our ordinary shares and/or our ADRs may be subject to fluctuation.

     The trading prices of our ordinary shares and/or our ADRs may be subject to wide fluctuations. Prices of our ordinary shares and/or our ADRs may fluctuate as a result of a variety of factors beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions.

Our Class A ordinary shares and Class B ordinary shares and Class A ADRs and Class B ADRs may trade at different prices.

     Each class of our ordinary shares and ADRs may trade at different prices based on, among other things, the fact that dividends to be received by holders of Class A ordinary shares or Class A ADRs will have a Dutch source, for Dutch and UK tax purposes, and dividends to be received by holders of Class B ordinary shares or Class B ADRs will have a UK source, for Dutch and UK tax purposes, to the extent paid through the dividend access mechanism (as further described in “Description of Royal Dutch Shell Ordinary Shares — Dividend Access Mechanism for Class B ordinary shares”). Prices also may differ owing to differing levels of demand in different markets for reasons external to Royal Dutch Shell, such as index inclusion and relative index performance.

Certain provisions of our Articles of Association may limit your ability to obtain monetary or other relief, or increase the cost of seeking and obtaining recoveries in a dispute.

     Our articles of association require that all disputes (i) between a shareholder in its capacity as such and us or any of our subsidiaries or any of our or our subsidiaries’ directors or former directors arising out of or in connection with our articles of association or otherwise, and (ii) to the fullest extent permitted by law, between us or our subsidiaries and any of our or our subsidiaries’ directors or former directors, including all claims made by us or any of our subsidiaries or on our behalf or on behalf of any of our subsidiaries against any such director, and (iii) between a shareholder in its capacity as such and any of our professional service providers (which could include our auditors, legal counsel, bankers and ADR depositaries) that have agreed with us to be bound by the arbitration and exclusive jurisdiction provisions of our articles of association, and (iv) between us and our professional service providers arising in connection with any claim under (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, The Netherlands under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). This would include all disputes arising under UK, Dutch or U.S. law (including securities laws) between covered parties. Our articles will also provide that if the arbitration provision is held for any reason by a court or other competent authority in any jurisdiction to be invalid or unenforceable in any particular dispute in that jurisdiction, the dispute may only be brought in the courts of England and Wales. These provisions may affect the ability of shareholders to obtain monetary or other relief, including for claims arising under U.S. securities and other laws and may increase the cost of seeking and obtaining recoveries in any dispute.

Risks Relating to the Debt Securities and Warrants

Because Royal Dutch Shell is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on debt securities issued by Royal Dutch Shell or on the guarantees is subordinated to the other liabilities of its subsidiaries.

     Royal Dutch Shell is organized as a holding company, and substantially all of its operations are carried on through subsidiaries of Royal Dutch Shell. Royal Dutch Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Moreover, Shell Finance is a special purpose financing vehicle that was formed for the purpose of raising debt for the Shell Group. Shell Finance conducts no business or revenue-generating operations of its own. Shell Finance has no subsidiaries and will rely on payments (including principal and interest) from Royal Dutch Shell and other subsidiaries in the Shell Group to whom it has on-lent the proceeds of any debt securities issued by it in order to make payments on securities issued by it. Royal Dutch Shell’s subsidiaries are not guarantors of the debt securities that may be offered with this prospectus. Claims of the creditors of Royal Dutch Shell’s subsidiaries have priority as to the assets of such subsidiaries over the claims of Royal Dutch Shell. Consequently, in the event of insolvency of Royal Dutch Shell, the claims of holders of debt securities guaranteed or issued by Royal Dutch Shell would be structurally subordinated to the prior claims of the creditors of subsidiaries of Royal Dutch Shell.

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

     The debt securities that we are offering will be unsecured. If Royal Dutch Shell or Shell Finance default on the debt securities or Royal Dutch Shell defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Royal Dutch Shell or Shell Finance have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Royal Dutch Shell or Shell Finance could make payment on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including the senior debt securities.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

     The debt securities are governed by documents called indentures, which are described later under “Description of Debt Securities”. We may issue as many distinct series of debt securities under the indentures as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.

The debt securities and warrants lack a developed trading market, and such a market may never develop.

     Each of Royal Dutch Shell and Shell Finance may issue debt securities in different series with different terms in amounts that are to be determined. Although any such debt securities issued may be listed on a recognized stock exchange in the U.S. or Europe, there can be no assurance that an active trading market will develop for any series of debt securities. Similarly, there can be no assurance that an active trading market will develop for any warrants issued by Royal Dutch Shell. There can also be no assurance regarding the ability of holders of our debt securities and warrants to sell their debt securities or warrants or the price at which such holders may be able to sell their debt securities or warrants. If a trading market were to develop, the debt securities and warrants could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, Royal Dutch Shell’s financial results, any change in Royal Dutch Shell’s credit-worthiness and the market for similar securities.

     Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities or warrants may make a market in the debt securities or warrants as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or warrants or that an active public market for the debt securities or warrants will develop.

The substitution of the obligor on a particular series of our debt securities generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such debt securities that you hold.

     We have the right to cause Royal Dutch Shell or any of its subsidiaries to assume the obligations of Shell Finance under any series of debt securities as described in “Description of Debt Securities—Substitution of Shell Finance as Issuer”. Also an entity that becomes the owner of 100% of the voting stock of Royal Dutch Shell may assume the obligations of Royal Dutch Shell with respect to one or more series of debt securities as described in “Description of Debt Securities—Consolidation, Merger and Sale of Assets”. Under U.S. tax law, the change in the obligor on our debt securities under these provisions could be treated as a disposition of any such debt securities that you hold, requiring you to realize gain or loss on our debt securities even though you continue to hold our debt securities and receive no distribution in connection with the deemed disposition. See “Taxation—U.S. Taxation of Debt Securities—Sale or Retirement of Debt Securities.”

FORWARD LOOKING STATEMENTS

     The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the material incorporated herein contain historical and forward-looking statements concerning the financial condition, results of operations and businesses of Royal Dutch Shell. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

     Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Royal Dutch Shell to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

     These forward-looking statements are identified by their use of terms and phrases such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “objectives”, “outlook”, “probably”, “project”, “will”, “seek”, “target”, “risks”, “goals”, “should” and similar terms and phrases. There are a number of factors that could affect the future operations of Royal Dutch Shell and could cause those results to differ materially from those expressed in the forward-looking statements included in this prospectus, including (without limitation):

•	price fluctuations and actual demand;

•	currency fluctuations;

•	drilling and production results;

•	reserve estimates;

•	loss of market and industry competition;

•	environmental and physical risks;

•	risks associated with the identification of suitable potential acquisition properties and targets and the successful negotiation and consummation of transactions;

•	the risk of doing business in developing countries;

•	legislative, fiscal and regulatory developments including potential litigation and regulatory effects arising from recategorization of reserves;

•	economic and financial market conditions in various countries and regions;

•	political risks, project delay or advancement, approvals and cost estimates;

•	changes in dividend policy;

•	the development of a trading market in the securities described herein;

•	tax treatment of dividends paid to shareholders; and

•	the accounting implications of the Unification Transaction.

     All forward-looking statements contained in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Royal Dutch Shell nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     Royal Dutch Shell is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, Royal Dutch Shell and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Royal Dutch Shell or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to Royal Dutch Shell’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile. Both Royal Dutch and Shell Transport were subject to the information and periodic reporting requirements of the Exchange Act in a similar manner.

     The materials Royal Dutch Shell files with or furnishes to the SEC (and the materials Royal Dutch and Shell Transport filed with or furnished to the SEC) may be inspected and copied at the public reference facilities maintained by the SEC at its principal offices at the Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the U.S. at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

     The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act until we complete the offerings using this prospectus:

•	the Form F-4;

•	the 2004 20-F and all subsequent annual reports of Royal Dutch Shell filed on Form 20-F;

•	the report on Form 6-K of Royal Dutch and Shell Transport furnished to the SEC on May 9, 2004 containing the condensed interim financial information of the Shell Group, Royal Dutch and Shell Transport as of and for the quarter ended March 31, 2005;

•	the reports on Form 6-K of Royal Dutch furnished to the SEC on May 31, 2005 (furnishing the Notice of Meeting) and July 5, 2005 (furnishing the report of the 2005 Annual General Meeting);

•	the financial statements of Royal Dutch Shell as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 furnished in our report on Form 6-K dated July 20, 2005 (the “RDS Financials Form 6-K”);

•	the description of our capital stock furnished in our report on Form 6-K dated July 20, 2005 (the “Capital Stock Form 6-K”), and any future descriptions of our share capital filed in our reports under the Exchange Act; and

•	our reports on Form 6-K furnished to the SEC after the date of this prospectus to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

     Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

     You may request a copy of these filings and any document concerning Royal Dutch Shell or Shell Finance referred to in this prospectus, at no cost, by writing or telephoning Royal Dutch Shell at the following address:

Royal Dutch Shell plc
Carel van Bylandtlaan 30
2596 HR The Hague
The Netherlands
Tel. No.: (011 31 70) 377 9111

     Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the UK Listing Authority and to trading on the market for listed securities of the London Stock Exchange and listed on the Eurolist by Euronext Amsterdam N.V. Royal Dutch Shell’s Class A ordinary shares and Class B ordinary shares are admitted for trading in the form of ADRs on the New York Stock Exchange. You can consult reports and other information about Royal Dutch Shell that it files or makes public pursuant to the rules of the London Stock Exchange, Euronext Amsterdam N.V. and the New York Stock Exchange at such exchanges.

     Additional information regarding Royal Dutch Shell may be obtained on its website (www.shell.com). Such information is not incorporated by reference into this prospectus.

     You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     Royal Dutch Shell plc is a public limited company incorporated under the laws of England and Wales. Shell International Finance B.V. is a private limited liability company organized under the laws of The Netherlands. A majority of our directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or these persons or to enforce against it or them, either in the United States, the United Kingdom or The Netherlands, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.

     Our articles of association require that all (i) disputes between a shareholder in its capacity as such and us or any of our subsidiaries or our or any of our subsidiaries’ directors or former directors arising out of or in connection with our articles of association or otherwise and (ii) to the fullest extent permitted by law, disputes between us or our subsidiaries and any of our or our subsidiaries’ directors or former directors, including all claims made by us or any of our subsidiaries or on our behalf or on behalf of any of our subsidiaries against any such director, and (iii) disputes between a shareholder in its capacity as such and any of our professional service providers (which could include our auditors, legal counsel, bankers and ADR depositaries) that have agreed with us to be bound by the arbitration and exclusive jurisdiction provisions of our articles of association, and (iv) between us and our professional service providers arising in connection with any claim under (iii) above, shall be exclusively and finally resolved by arbitration in The Hague, The Netherlands under the Rules of Arbitration of the ICC. This would include all disputes arising under UK, Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision. Our articles also provide that if the arbitration provision is held for any reason by a court or other competent authority in any jurisdiction to be invalid or unenforceable in any particular dispute in that jurisdiction, the dispute may only be brought in the courts of England and Wales.

     The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. Court notwithstanding our charter provision described above and is based upon advice provided to us by our English counsel, Slaughter and May. The U.S. and the United Kingdom do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the U.S. and the United Kingdom are both parties to the New York Convention on Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:

•	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;

•	the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending, although in such a case a stay of execution in England may be ordered pending such an appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England. Its finality and conclusiveness in other parts of the federal system are irrelevant;

•	the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

•	the enforcement of such judgment would contravene public policy in England and Wales;

•	the enforcement of the judgment is prohibited by statute (for example section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

•	the English proceedings were not commenced within the relevant limitation period;

•	before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the UK or in an overseas court which the English court will recognize;

•	the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

•	the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

•	an order has been made and remains effective under section 9 of the UK Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

     If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

     Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal securities law brought in England and Wales.

     De Brauw Blackstone Westbroek N.V. (“De Brauw”), our Dutch legal counsel, has advised us that there is doubt as to the enforceability in The Netherlands, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. We have further been advised by De Brauw that the U.S. and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a consequence, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a court of competent jurisdiction in The Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the U.S. has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in The Netherlands would, under current practice, give binding effect to the final judgment that has been rendered in the U.S. unless such judgment contravenes Dutch public policy.

RATIO OF EARNINGS TO FIXED CHARGES

     Royal Dutch Shell became the parent company of Royal Dutch and Shell Transport on July 20, 2005. The following table sets forth, on a U.S. GAAP basis, the consolidated unaudited ratio of earnings to fixed charges of Royal Dutch Shell for the years ended December 31, 2000, 2001, 2002, 2003 and 2004. This information is derived from the consolidated financial statements of Royal Dutch Shell contained in the RDS Financials Form 6-K. We have not presented information for Shell Finance below as management has determined that this information is not material and Royal Dutch Shell will fully and unconditionally guarantee all debt securities issued by Shell Finance.

	Year ending December 31,
	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	21.64	15.58	11.45	17.80	18.51

     For the purposes of this table, “earnings” consists of pre-tax income from continuing operations before adjustment for minority interest and income from equity investees plus fixed charges (excluding capitalized interest) less undistributed earnings of equity investees, plus distributed income from equity interests. “Fixed charges” consists of expensed and capitalized interest plus interest within rental expenses plus preference security dividend requirements of consolidated subsidiaries.

CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth, on a U.S. GAAP basis, the unaudited consolidated combined capitalization and indebtedness of Royal Dutch Shell as of December 31, 2004. This information is derived from the consolidated financial statements of Royal Dutch Shell contained in the RDS Financials Form 6-K. We have not presented information for Shell Finance below as it has only nominal capitalization.

December 31, 2004
$ million
Share Capital
Equity share capital	586
Preference shares	20
Additional paid in capital	5,374
Treasury shares	(4,187)
Other comprehensive income	(792)
Retained earnings	89,544

Total share capital	90,545

Debentures and other loans	4,661
Amounts due to banks and other credit institutions (including long-term debt due within one year)	1,048
Capital lease obligations	53

Short-term finance debt	5,762

Debentures and other loans	4,204
Amounts due to banks and other credit institutions	980
Capital lease obligations	652

Long-term finance debt (1)	5,836

Total finance debt(2)	11,598

Total capitalization	102,143

(1)	Long-term finance debt excludes $2.8 billion of certain long-term commitments included in amounts due to banks and other credit institutions.

(2)	As of December 31, 2004, the Shell Group had outstanding guarantees related to Shell Group associates of $2.9 billion, of which $1.7 billion related to guarantees in respect of financial indebtedness. $10.1 billion of the finance debt of the Shell Group was unsecured.

USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

     We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

     A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

     We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

     If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•	You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

     In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor; provided, however, that the physical certificates are issued in a registered form for U.S. federal income tax purposes. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “— Street Name and Other Indirect Holders” and “— Direct Holders”.

     The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities — Provisions Applicable to Each Indenture — Events of Default”.

•	If we determine not to have the securities represented by a global security.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES

     The debt securities of Royal Dutch Shell and Shell Finance covered by this prospectus will be Royal Dutch Shell’s and Shell Finance’s general unsecured obligations. The debt securities of Shell Finance will be fully and unconditionally guaranteed by Royal Dutch Shell. Royal Dutch Shell will issue senior debt securities under an indenture among Royal Dutch Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. Shell Finance will issue senior debt securities unconditionally guaranteed by Royal Dutch Shell on a senior unsecured basis under an indenture, among Shell Finance, as issuer, Royal Dutch Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. We refer to these indentures as the senior indentures and these securities as the senior debt securities.

     Royal Dutch Shell will issue subordinated debt securities under an indenture among Royal Dutch Shell, as issuer, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. Shell Finance will issue subordinated debt securities unconditionally guaranteed by Royal Dutch Shell on a subordinated unsecured basis under an indenture among Shell Finance, as issuer, Royal Dutch Shell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee or another trustee identified in the prospectus supplement. We refer to these indentures as the subordinated indentures and these securities as the subordinated debt securities.

     The indentures of Royal Dutch Shell and Shell Finance will be substantially identical except with regards to the guarantees. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination and covenants.

     We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of senior indentures and the form of subordinated indentures with the SEC as exhibits to this registration statement, and you should read the indentures for provisions that may be important to you.

     In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to Royal Dutch Shell mean Royal Dutch Shell only and all references to Shell Finance mean Shell Finance only. We refer to the indentures of Shell Finance as the Shell Finance indentures.

Provisions Applicable to Each Indenture

     General. None of the indentures limits the amount of debt securities that may be issued under that indenture, and none of the indentures limits the amount of other unsecured debt or securities that Royal Dutch Shell or Shell Finance may issue. Royal Dutch Shell and Shell Finance may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

     Royal Dutch Shell conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries, repayment or refinancing of intra-group lending and interest flows are the principal source of funds necessary to meet the debt service obligations of Royal Dutch Shell and Shell Finance. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Royal Dutch Shell to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and its guarantee of Shell Finance’s debt securities. In addition, holders of the debt securities and Royal Dutch Shell’s related guarantee will have a junior position to the claims of creditors of the subsidiaries of Royal Dutch Shell on their assets and earnings. The articles of association of Royal Dutch Shell also limit the borrowings of the Shell Group to two times its adjusted capital and reserves, as such terms are defined therein. Such limit can be exceeded with the approval of Royal Dutch Shell shareholders.

     None of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event Royal Dutch Shell or Shell Finance participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Royal Dutch Shell or Shell Finance to repurchase their securities in the event of a decline in Royal Dutch Shell’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

     Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether Royal Dutch Shell or Shell Finance will be the issuer of the debt securities;

•	any stock exchange on which debt securities will be listed;

•	the title of the debt securities;

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;

•	any provisions that would require the redemption, repurchase or repayment of debt securities;

•	whether payments on the debt securities will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the mandatory or optional conversion or exchange of the debt securities for other debt securities of Shell Finance or securities of Royal Dutch Shell (with respect to Royal Dutch Shell and Shell Finance) or any other entity (with respect to Royal Dutch Shell);

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities described in this prospectus;

•	the currency of payment and the denominations in which the debt securities will be issuable; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

     Royal Dutch Shell and Shell Finance may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

     If material to a particular series of securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities.

     Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation, merger or similar transaction involving Royal Dutch Shell or Shell Finance. They also permit Royal Dutch Shell or Shell Finance, as applicable, to transfer or dispose of all or substantially all of their assets. Each of Royal Dutch Shell and Shell Finance has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance, Royal Dutch Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance, Royal Dutch Shell) if, immediately after giving effect to such transaction or transactions, an event of default, or an event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and unless:

•	it is the continuing corporation; or

•	if it is not the continuing corporation, the resulting entity or transferee assumes the performance of its covenants and obligations under the indentures and, in the case of Royal Dutch Shell or Shell Finance as issuer, the due and punctual payments on the debt securities or, in the case of Royal Dutch Shell with respect to the debt securities of Shell Finance, the performance of the related guarantee.

     Additionally, in the event that any entity shall become the owner of 100% of the voting stock of Royal Dutch Shell, such entity may, but is not obligated to, assume the performance of Royal Dutch Shell’s covenants and obligations under any or all of the indentures, either as issuer and/or as guarantor for the debt securities of Shell Finance (a “Voluntary Assumption”). See “Taxation—U.S. Taxation of Debt Securities—Merger and Consolidation/Substitution of Issuer” for discussion of possible tax consequences.

     Upon any such consolidation, merger or similar transaction or asset transfer or disposition involving Royal Dutch Shell or Shell Finance, or any such Voluntary Assumption, the resulting entity, transferee or assuming entity, as applicable, will be substituted for Royal Dutch Shell or Shell Finance, as applicable, under the applicable indenture and debt securities. Royal Dutch Shell or Shell Finance, as applicable, will thereupon be released from the applicable indenture.

     Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest or any additional amounts on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities for 14 days when due;

•	failure to redeem or purchase debt securities of that series for 14 days when required;

•	failure to comply with any covenant or agreement in that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Royal Dutch Shell and, with respect to Shell Finance’s debt securities, Royal Dutch Shell or Shell Finance; and

•	any other event of default provided for that series of debt securities.

     A default under one series of debt securities will not be a default under another series.

     If an event of default for any series of debt securities occurs and is continuing, the trustee of the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

     A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

     This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

     The indentures of Royal Dutch Shell require Royal Dutch Shell, and the indentures of Shell Finance require Shell Finance, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

     Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on or with respect to the debt security payable in currency other than as originally stated in the debt security, except as permitted under “Redenomination” below;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indentures, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the rights of holder of that security in any material respect; or

•	waive a continuing default or event of default regarding any payment on or with respect to the debt securities.

     Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the sections of the indenture governing when Royal Dutch Shell or Shell Finance may merge (or consummate a similar transaction), transfer their assets or substitute obligors, including any assumption of the obligations of Shell Finance under any series of debt securities by Royal Dutch Shell or any other subsidiary of Royal Dutch Shell or any Voluntary Assumption;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities, provided, however, that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Code (as defined in “Taxation — U.S. Taxation”) or in a manner such that such uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indenture, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights Royal Dutch Shell or, with respect to the Shell Finance indentures, Royal Dutch Shell or Shell Finance has under the indenture;

•	to add events of default with respect to any debt securities;

•	to establish the form or terms of securities of any series as permitted by the Indenture;

•	to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to the Indenture; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

•	to provide for the appointment of a successor Trustee with respect of the Securities of one or more series or to provide for the administration of the trusts under the indenture by more than one Trustee; and

•	to make any change that does not adversely affect the rights of holders of any outstanding debt securities of any series issued under that indenture.

     The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

     Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option or Royal Dutch Shell or Shell Finance, as applicable, either of the following will occur:

•	Royal Dutch Shell and, with respect to the Shell Finance indentures, Royal Dutch Shell and Shell Finance will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•	Royal Dutch Shell and, with respect to the Shell Finance indentures, Royal Dutch Shell and Shell Finance will no longer have any obligation to comply with the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

     If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Royal Dutch Shell or Shell Finance to pay principal, premium and interest on the debt securities and, if applicable, Royal Dutch Shell guarantees of the payments will also survive.

     Unless we inform you otherwise in the prospectus supplement or unless such defeasance occurs within one year of when the securities would be due and payable or called for redemption, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

     Substitution of Shell Finance as Issuer. We may at our option at any time, without the consent of any holders of debt securities, cause Royal Dutch Shell or any other subsidiary of Royal Dutch Shell to assume the obligations of Shell Finance under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. To the extent that Royal Dutch Shell is not itself the new obligor, its guarantee shall remain in place after the substitution unless another entity assumes the role of a guarantor in respect of the debt securities of Shell Finance following a Voluntary Assumption. If the new obligor is not a U.S. or UK company it must be a member of the Organisation for Economic Cooperation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described under “Payment of Additional Amounts” below with respect to taxes imposed in its jurisdiction of residence. In such cases the new obligor will benefit from any optional redemption provision for tax reasons as described below under “-Optional Tax Redemption” or provided for in the prospectus supplement. In the case of such a substitution, the relevant finance subsidiary will be relieved of any further obligations under the assumed series of debt securities. See “Taxation—U.S. Taxation of Debt Securities—Merger and Consolidation/Substitution of Issuer” for discussion of possible tax consequences.

     Governing Law. New York law will govern the indentures and the debt securities.

     Trustee. Deutsche Bank Trust Company Americas, or another trustee we identify in the prospectus supplement, will be the trustee under the indentures. The address of Deutsche Bank Trust Company Americas is 60 Wall Street, 27th Floor, New York, New York 10005, Attention: Global Transaction Banking, Trust and Securities Services. Royal Dutch Shell and Shell Finance, as applicable, may appoint another trustee or a substitute trustee under the indentures or appoint an entity qualified under the Trust Indenture Act of 1939 to serve as trustee under the indentures. Deutsche Bank Trust Company Americas has served as trustee, paying agent, auction agent, exchange agent and in similar capacities in transactions involving entities in the Shell Group or relating to the debt or long term payment obligations of members of the Shell Group. Additionally, Deutsche Bank Trust Company Americas and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of Royal Dutch Shell.

     If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

     Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Royal Dutch Shell or, if applicable, Royal Dutch Shell or Shell Finance, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Royal Dutch Shell and, if applicable, Royal Dutch Shell and Shell Finance. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

     Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Royal Dutch Shell or Shell Finance, as applicable, designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

     The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Royal Dutch Shell or Shell Finance, as applicable, initially designates, Royal Dutch Shell or Shell Finance, as applicable, may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Royal Dutch Shell or Shell Finance, as applicable, is required to maintain an office or agency for transfers and exchanges in each place of payment. Royal Dutch Shell or Shell Finance, as applicable, may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption, Royal Dutch Shell or Shell Finance, as applicable, will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

     Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of Royal Dutch Shell or Shell Finance, as applicable, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent. Royal Dutch Shell or Shell Finance, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     If the principal of or any premium or interest on or additional amounts with respect to debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

     Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

     Optional Tax Redemption. We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued (but unpaid) interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 15 and 60 days’ notice before redeeming the debt securities.

     The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•	Royal Dutch Shell, or in the case of debt securities issued by Shell Finance, Royal Dutch Shell or Shell Finance, would be required to pay additional amounts as described later under “Payment of Additional Amounts”; or

•	Royal Dutch Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

     This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

     We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

     The second situation is where a person assumes the obligations of Royal Dutch Shell or, in the case of debt securities issued by Shell Finance, Shell Finance, as described above under “Consolidation, Merger and Sale of

Assets” and “Substitution of Shell Finance as Issuer” and is required to pay additional amounts. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after such assumption (except in the case of a Voluntary Assumption). Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, we would have the option to redeem the securities in the circumstances described above only if a change in, execution of or amendment to any laws or treaties or official application of any law or treaty occurs after such assumption.

     Payment of Additional Amounts. The government of any jurisdiction where Royal Dutch Shell or, in the case of debt securities issued by Shell Finance, Shell Finance, is resident may require Royal Dutch Shell or Shell Finance to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Royal Dutch Shell or Shell Finance, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Royal Dutch Shell or Shell Finance, as the case may be, will not have to pay additional amounts under any of the following circumstances (including any combination of the following):

•	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

•	The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of nonresidence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Royal Dutch Shell or Shell Finance to provide information about the nationality, residence or identity of the holder or beneficial owner.

•	The withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income.

•	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

     These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Royal Dutch Shell or Shell Finance is resident. The prospectus supplement relating to the debt securities may describe additional circumstances in which Royal Dutch Shell or Shell Finance would not be required to pay additional amounts.

     Redenomination. Royal Dutch Shell or Shell Finance, as applicable, may without your consent elect that, on the Redenomination Date specified in a notice to the trustee, a series of debt securities may be redenominated in euro.

     The election will have effect as follows:

(i)	each series of debt securities denominated in the specified currency will be deemed to be denominated in such amount of euro as is equivalent to its denomination in the specified currency at the Established Rate, subject to such provisions (if any) as to rounding (and payments in respect of fractions consequent on rounding) as Royal Dutch Shell or Shell Finance, as applicable, may decide with the approval of the trustee, and as shall be specified in the notice;

(ii)	after the Redenomination Date, all payments in respect of such series of debt securities will be made solely in euro, including payments of interest before the Redenomination Date, as though reference in the series of debt securities to the specified currency were to euro; and

(iii)	such changes may be made to the relevant indenture as Royal Dutch Shell or Shell Finance may decide, with the approval of the trustee, as may be specified in the notice, to conform it to conventions then applicable to instruments denominated in euro or to enable the Notes to be consolidated within one or more series of other notes, whether or not originally denominated in the specified currency or euro.

     “Established Rate” means the rate for the conversion of the specified currency into euro established by the Council of the European Union pursuant to Article 1091(4) of the Treaty establishing the European Community, as amended (the “Treaty”).

     "Redenomination Date” means any date specified by Royal Dutch Shell or Shell Finance for payment of interest on the debt securities if the country of the specified currency is one of the countries then participating in the third stage of European economic and monetary union pursuant to the Treaty. If the country of the specified currency is not so participating, then the Redenomination Date means, with respect to such debt securities, any date for payment of interest so specified that falls on or after the date that such country does so participate.

Provisions Applicable Solely to Senior Debt Securities

     Ranking. The Senior Debt securities will constitute Senior Debt of Royal Dutch Shell or Shell Finance, as applicable, and will rank equally with all of their unsecured and unsubordinated debt from time to time outstanding.

     Guarantee of Shell Finance Senior Debt securities. Royal Dutch Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of the Senior Debt securities issued by Shell Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of a Senior Debt security, the holder of that debt security may institute legal proceedings directly against Royal Dutch Shell to enforce the guarantees without first proceeding against Shell Finance. The guarantees will rank equally with all of Royal Dutch Shell’s other unsecured and unsubordinated debt from time to time outstanding.

Provisions Applicable Solely to Subordinated Debt Securities

     Ranking. The subordinated debt securities will rank junior to all Senior Debt of Royal Dutch Shell or Shell Finance, as applicable, and may rank equally with or senior to other subordinated debt of Royal Dutch Shell or Shell Finance, as applicable, that may be outstanding from time to time.

     Guarantee of Shell Finance subordinated debt securities. Royal Dutch Shell will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of the subordinated debt securities issued by Shell Finance when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance in respect of a subordinated debt security, the holder of that debt security may institute legal proceedings directly against Royal Dutch Shell to enforce the guarantees without first proceeding against Shell Finance. The guarantee will rank junior to all Senior Debt of Royal Dutch Shell and may rank equally with or senior to other subordinated debt of Royal Dutch Shell that may be outstanding from time to time.

     Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on and any additional amounts with respect to the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, Royal Dutch Shell or Shell Finance, as applicable, may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

     The subordination does not affect the obligation of Royal Dutch Shell or Shell Finance, as applicable, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on or additional amounts respect to the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture does not limit the amount of Senior Debt that Royal Dutch Shell or Shell Finance, as applicable, may incur. As a result of the subordination of the subordinated debt securities, if Royal Dutch Shell or Shell Finance, as applicable, becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Royal Dutch Shell or Shell Finance, as applicable, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Royal Dutch Shell or Shell Finance, as applicable. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF WARRANTS

     Royal Dutch Shell may issue warrants to purchase debt securities of Royal Dutch Shell or Shell Finance or equity securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Royal Dutch Shell and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement. It is expected that at the time of any warrant offering, the offering would be structured so as to comply with the requirements of the Financial Services Authority and any other pertinent regulations, including being made by an appropriately authorized person, as necessary.

     Subject to applicable law and our articles of association, any warrants in respect of ordinary shares (or preference shares where the preference shares have the right to participate beyond a specified amount in a dividend or capital distribution) which are issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings. See “Description of Royal Dutch Shell Ordinary Shares” for further information on shareholders’ pre-emption rights.

Debt Warrants

     Royal Dutch Shell may issue warrants for the purchase of debt securities issued by Royal Dutch Shell or Shell Finance. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

     The debt warrants are to be issued under debt warrant agreements to be entered into by Royal Dutch Shell and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

     The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material Dutch, UK and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Equity Warrants

     Royal Dutch Shell may issue warrants for the purchase of equity securities (including its ordinary shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with any other securities.

     The equity warrants are to be issued under equity warrant agreements to be entered into by Royal Dutch Shell and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

     The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the title and aggregate number of such warrants;

•	the initial offering price;

•	the currency, currency unit or composite currency, in which the initial price for the equity warrants is payable;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (for example, ordinary shares or preferred stock) that can be purchased upon exercise of such warrants;

•	the total number of equity shares that can be purchased upon exercise of each such warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related equity shares with which such warrants are issued and the number of such warrants issued with each equity share;

•	if applicable, whether and when the equity warrants and the related equity shares will be separately transferable;

•	if applicable, a discussion of material Dutch, UK and U.S. federal income tax, accounting or other considerations applicable to the such warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the such warrants.

DESCRIPTION OF ROYAL DUTCH SHELL ORDINARY SHARES

     The following is a summary of the material terms of Royal Dutch Shell’s ordinary shares, including brief descriptions of the provisions contained in our memorandum of association and articles of association and applicable laws of England in effect on the date of this document. This summary does not purport to include complete statements of these provisions. References to the provisions of our memorandum of association and articles of association are qualified in their entirety by reference to our full memorandum of association and articles of association which are filed as an exhibit to the Form F-4, and incorporated herein by reference. See the “Description of Royal Dutch Shell American Depositary Receipts” section below for more information about the rights of holders of our ADRs. For the purposes of the discussion below, references to “we”, “us” and “our” refer to Royal Dutch Shell.

Share Capital

     Once the shares accepted for tender in the Unification Transaction as of July 20, 2005 have settled (and assuming full settlement) our authorized, issued and fully paid share capital will be as follows:

	Authorized	Authorized	Issued	Issued
	(number)	(amount)	(number)	(amount)
Class A ordinary shares of €0.07 each	3,795,877,216	€265,711,405	3,795,277,216	€265,669,405
Class B ordinary shares of €0.07 each	2,759,360,000	€193,155,200	2,759,360,000	€193,155,200
Sterling deferred shares of £1 each	50,000	£50,000	50,000	£50,000
Unclassified shares of €0.07 each	3,101,000,000	€217,070,000	Nil	Nil

     There are also approximately 344 million euro deferred shares of €0.07 authorized and outstanding.

     The unclassified shares can be issued as Class A ordinary shares or Class B ordinary shares at the discretion of our board of directors. Any future issue of additional Class B ordinary shares will only be made after prior consultation with the Dutch Revenue Service.

     All Class A ordinary shares and Class B ordinary shares will be fully paid and free from all liens equities, charges, encumbrances and other interest and not subject to calls of any kind. All Class A ordinary shares and Class B ordinary shares will rank equally for all dividends and distributions on our ordinary share capital declared. Our Class A ordinary shares and Class B ordinary shares are admitted to the Official List of the UK Listing Authority and to trading on the market for listed securities of the London Stock Exchange. Our Class A ordinary shares and Class B ordinary shares are also listed on Euronext Amsterdam. In addition, for technical purposes only, the New York Stock Exchange, Inc. has authorized the listing of Class A ordinary shares and Class B ordinary shares, with respect to which there will be no trading privileges.

     Our current authorized share capital (once the shares accepted for tender in the Unification Transaction as of July 20, 2005 have settled, and assuming full settlement) consists of (i) £50,000 divided into 50,000 sterling deferred shares of £1 each and (ii) €700,000,000 divided into 343,762,784 euro deferred shares of €0.07 each, 3,795,877,216 Class A ordinary shares, 2,759,360,000 Class B ordinary shares and 3,101,000,000 unclassified shares of €0.07 each to be classified as Class A ordinary shares or Class B ordinary shares upon issue at the discretion of our directors. As of December 31, 2004, our issued share capital consisted of 20,000 ordinary shares of £1 each, 30,000 sterling deferred shares of £1 each and 4,148,800,000 euro deferred shares of €0.07 each. All ordinary shares, sterling deferred shares and euro deferred shares are fully paid and not subject to calls for additional payments of any kind. As of July 20, 2005, trusts holding shares for the benefit of employee plans of the Shell Group held 168 million ordinary shares of Royal Dutch Shell with a book value of $4,549 million and a face value of €12 million.

Shareholders Meetings

     Under English law, we are required in each year to hold an annual general meeting of shareholders in addition to any other meeting of shareholders that may be held. Not more than 15 months may elapse between the date of one annual general meeting of shareholders and that of the next.

     Our directors have the power to convene a general meeting of shareholders at any time. In addition, our directors must convene a meeting upon the request of shareholders holding not less than 10 percent of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the objects of the meeting, and must be signed by the requesting shareholders and deposited at our registered office. If our directors fail to give notice of such meeting to shareholders with 21 days from receipt of notice, the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of 3 months. Any such meeting must be convened in the same manner, as readily as possible, as that in which meetings are to be convened by our directors.

     We are required to provide at least 21 clear days’ notice of any annual general meeting, any general meeting where a special resolution is to be voted upon, or to pass a resolution of which special notice under the Companies Act of England and Wales 1985, as amended (the “Companies Act”), has been given. “Special resolutions” generally involve proposals to:

•	change the name of a company;

•	alter a company’s capital structure;

•	change or amend the rights of shareholders;

•	permit a company to issue new shares for cash without applying shareholders’ pre-emptive rights;

•	amend a company’s objects clause in its memorandum of association;

•	amend a company’s articles of association; and

•	carry out other matters for which a company’s articles of association or the Companies Act prescribe that a “special resolution” is required.

At least 14 clear days’ notice is required for all other general meetings.

     Our articles of association require that any notice of general meetings must be in writing and must specify where the meeting is to be held, the date and time of the meeting and the general nature of the business of the meeting. The listing rules (the “Listing Rules”) of the UKLA require us to inform holders of our securities of the holding of meetings which they are entitled to attend.

     A shareholder is entitled to appoint a proxy (which is not required to be another shareholder) to represent and vote on behalf of the shareholder at any general meeting of shareholders, including the annual general meeting.

     Business may not be transacted at any general meeting, including the annual general meeting, unless a quorum is present. A quorum is two people who are entitled to vote at that general meeting. They can be shareholders who are personally present or proxies for shareholders entitled to vote at that general meeting or a combination of both.

     If a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour (as decided by the Chairman of the meeting), (i) if the meeting was called by shareholders it will be canceled and (ii) any other meeting will be adjourned to any day (being not less than three nor more than 28 days later), time and place stated in the notice of the meeting. If the notice does not provide for this, the meeting shall be adjourned to a day, time and place decided upon by the Chairman of the meeting. One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned general meeting.

Record dates

     In relation to shares in uncertificated form, the holders of those shares that are on the register of members on the record date have the right to attend and vote at meetings. In relation to shares in certificated form, holders of those shares that are on the register of members at the time of a meeting of shareholders are entitled to attend and vote at meetings.

Voting rights

     The Class A ordinary shares and Class B ordinary shares have identical voting rights and vote together as a single class on all matters including the election of directors unless a matter affects the rights of one class as a separate class. If a resolution affects the rights attached to either class of shares as a separate class, it must be approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount, excluding any shares of that class held as treasury shares, or by an extraordinary resolution passed at a separate meeting of the registered holders of the relevant class of shares.

     “Extraordinary resolutions” are confined to matters out of the ordinary course of business, such as a proposal to wind up the affairs of a company.

     It is the intention that all voting at our general meetings will take place on a poll. On a poll, every holder of Class A ordinary shares or Class B ordinary shares present in person or by proxy has one vote for every share he holds.

     This is subject to any rights or restrictions which are given to any class of shares. No shareholder is entitled to vote if he has been served with a restriction notice after failure to provide us with information concerning interests in his or her shares required to be provided under the Companies Act.

     A “poll” is voting by means of a ballot where the number of shares held by each voting shareholder is counted, as opposed to voting by way of a show of hands where the actual number of shares held by voting shareholders is not taken into account.

     Under the Companies Act, if a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Both special and extraordinary resolutions require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.

Dividends

     Under English law, dividends are payable on Class A ordinary shares and Class B ordinary shares only out of profits available for distribution, as determined in accordance with the Companies Act and under International Financial Reporting Standards.

     Subject to the Companies Act, if our directors consider that our financial position justifies the declaration of a dividend, we can pay an interim dividend.

     Our shareholders can declare dividends by passing an ordinary resolution. Dividends cannot exceed the amount recommended by our directors.

     It is the intention that dividends will be declared and paid on a quarterly basis. Dividends are payable to persons registered as shareholders on the record date relating to the relevant dividend.

     All dividends will be divided and paid in proportions based on the amounts paid upon our shares during any period for which that dividend is paid.

     Any dividend payable in cash relating to a share can be paid by sending a cheque, warrant or similar financial instrument payable to the shareholder entitled to the dividend by post addressed to the shareholder’s registered address or it can be made payable to someone else named in a written instruction from the shareholder and sent by post to the address specified in that instruction. A dividend can also be paid by inter-bank transfer or by other electronic means directly to an account with a bank or other financial institution named in a written instruction from the person entitled to receive the payment. Such bank or other financial institution must be in the United Kingdom other than in respect of our ordinary shares which are held within Euroclear Nederland and to which the Securities Giro Act (Wet giraal effectenverkeer) applies. Alternatively, a dividend can be paid in some other way requested in writing by a shareholder and agreed to by us. We will not be responsible for a payment which is lost or delayed.

     Where any dividends or other amounts payable on a share have not been claimed, the directors can invest them or use them in any other way for our benefit until they are claimed. We will not be a trustee of the money and will not be liable to pay interest on it. If a dividend has not been claimed for 12 years after being declared or becoming due for payment, it will be forfeited and go back to us, unless the directors decide otherwise.

     We expect that dividends on our outstanding Class B ordinary shares will be paid under the dividend access mechanism described below. As also noted below, any further issue of Class B ordinary shares is subject to advance consultation with the Dutch Revenue Service. See “Dividend Access Mechanism for Class B ordinary shares” below. Our articles of association provide that if any amount is paid by the issuer of the dividend access share by way of dividend on the dividend access share and paid by the dividend access trustee to any holder of Class B ordinary shares, the dividend that we would otherwise pay to such holder of Class B ordinary shares will be reduced by an amount equal to the amount paid to such holder of Class B ordinary shares by the dividend access trustee.

Issuance of additional shares; other changes in share capital

     Our articles of association provide that, subject to applicable law, Royal Dutch Shell can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders. Accordingly, without further shareholder approval but subject to the limitations described above, including pre-emption rights, the directors could issue one or more series of preferred shares and establish the rights, preferences, redemption terms and other provisions of those shares.1

     Subject to the provisions of applicable law and the provisions of our articles of association, shareholders can increase our share capital by passing an ordinary resolution. This resolution will fix the amount of the increase and the amount of new shares.

     Subject to applicable law and the provisions of our articles of association, shareholders can pass an ordinary resolution to do any of the following:

(i)	consolidate, or consolidate and then divide, all or any of our share capital into shares of a larger amount than the existing shares;

(ii)	divide some or all of our shares into shares of a smaller amount than the existing shares. The resolution can provide that holders of the divided shares will have different rights and restrictions if those rights or restrictions are of a kind which we can apply to new shares; and

(iii)	cancel any shares which have not been taken, or agreed to be taken, by anyone at the date of the resolution and reduce the amount of our share capital by the amount of the canceled shares.

     Subject to applicable law and the provisions of our articles of association, shareholders can pass a special resolution to reduce our share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

     We may, subject to applicable law and existing shareholder rights, and to any requirements imposed by any relevant listing authority in respect of securities admitted to listing, purchase our own shares including redeemable shares.

Liquidation rights

     If we are wound up (whether the liquidation is voluntary, under supervision of the court or by the court), the liquidator can, with the authority of an extraordinary resolution passed by our shareholders and any other sanction required by legislation, divide among the shareholders (excluding any shareholder holding shares as treasury shares)

[1]	However, any further issue of Class B ordinary shares is subject to advance consultation with the Dutch Revenue Service.

the whole or any part of our assets. For this purpose, the liquidator can set the value that the liquidator considers fair upon any property and decide how such division is carried out as between shareholders or different groups of shareholders.

Transfer of shares

     Unless our articles of association provide otherwise, a shareholder may transfer some or all of his shares in certificated form to another person. A transfer of certificated shares must be either in the usual standard form or in any other form approved by the directors. The share transfer form for certificated shares must be signed or made effective in some other way by or on behalf of the person making the transfer.

     In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by or on behalf of the person to whom the share is being transferred.

     Unless our articles of association provide otherwise, a shareholder may transfer some or all of his shares in uncertificated form through CREST (the computerized settlement system to facilitate the transfer of title to shares in uncertificated form operated by CRESTCo Limited). Provisions of our articles of association do not apply to any uncertificated shares to the extent that those provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares through CREST.

     The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

     Our directors may, without giving any reasons, refuse to register the transfer of any shares which are not fully paid. Our directors may also refuse to register the transfer of any shares in the following circumstances:

Certificated shares

(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form;

(ii)	Transfers may not be in favor of more than four joint holders; and

(iii)	The share transfer form must be properly stamped or certified or otherwise shown to our directors to be exempt from stamp duty and must be accompanied by the relevant share certificate and such other evidence of the right to transfer as our directors may reasonably require.

Uncertificated shares

(i)	Registration of a transfer of uncertificated shares can be refused in the circumstances set out in the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time; and

(ii)	Transfers may not be in favor of more than four joint holders.

     Title to certificated shares will be evidenced by entry in the register of our members and title to uncertificated shares will be evidenced by entry in the operator register maintained by CRESTCo (which forms part of the register of our members).

     No share certificates will be issued in respect of our shares in uncertificated form. Since our shares will initially all be in uncertificated form, neither share certificates nor any temporary documents of title will initially be issued in respect of them. If any of our shares are converted to be held in certificated form, share certificates will be issued in respect of those shares in accordance with applicable legislation.

     Our directors may refuse to register a transfer of any certificated shares by a person with a 0.25 per cent. or greater holding of the existing capital (calculated excluding any shares held as treasury shares) if such a person has received a restriction notice (as defined in our articles of association) after failure to provide us with information concerning interests in these shares required to be provided under the legislation unless our directors are satisfied that they have been sold outright to an independent third party.

Dividend Access Mechanism for Class B ordinary shares

General

     Class A ordinary shares and Class B ordinary shares are identical, except for the dividend access mechanism, which will only apply to the Class B ordinary shares.

     Dividends paid on Class A ordinary shares have a Dutch source for tax purposes and are subject to Dutch withholding tax.

     It is expected that holders of Class B ordinary shares will receive dividends through the dividend access mechanism. Dividends paid through the dividend access mechanism will have a UK source for UK and Dutch tax purposes and accordingly will not be subject to Dutch withholding tax insofar as these dividends are paid through the dividend access mechanism. For further details regarding the tax treatment of dividends paid on the Class A and Class B ordinary shares and ADRs, please refer to “Taxation”.

Description of Dividend Access Mechanism

     A dividend access share has been issued by Shell Transport to Hill Samuel Offshore Trust Company Limited as dividend access trustee. Pursuant to a declaration of trust, Hill Samuel Offshore Trust Company Limited will hold any dividends paid in respect of the dividend access share on trust for the holders of Class B ordinary shares from time to time and will arrange for prompt disbursement of such dividends to holders of Class B ordinary shares. Interest and other income earned on unclaimed dividends will be for the account of Shell Transport and any dividends which are unclaimed after 12 years will revert to Shell Transport. Holders of Class B ordinary shares will not have any interest in the dividend access share and will not have any rights against Shell Transport as issuer of the dividend access share. The only assets held on trust for the benefit of the holders of Class B ordinary shares will be dividends paid to the dividend access trustee in respect of the dividend access share. Any dividends paid on the dividend access share will have a UK source for Dutch and UK tax purposes; there will be no UK or Dutch withholding tax on such dividends and certain holders (not including U.S. holders) of Class B ordinary shares or Class B ADRs will be entitled to a UK tax credit in respect of their proportional share of such dividends.

     The Shell Transport articles of association state that the maximum dividend that can be declared by Shell Transport on the dividend access share in respect of a specified period will be an amount equal to the aggregate dividend declared by us on the Class B ordinary shares in respect of such period. In addition, the dividends that Shell Transport may pay on the dividend access share in any year will be limited to a total of €3.3 billion. This limit can be varied by a resolution of the shareholders of Shell Transport from time to time and will not be less than the aggregate dividends declared on the Class B ordinary shares in any year.

Operation of the Dividend Access Mechanism

     Following the declaration of a dividend by us on the Class B ordinary shares, Shell Transport may declare a dividend on the dividend access share. Shell Transport will not declare a dividend on the dividend access share before we declare a dividend on the Class B ordinary shares, as Shell Transport will need to know what dividend we have declared on the Class B ordinary shares. This is to ensure that the dividend declared on the dividend access share does not exceed an amount equal to the total dividend declared by us on the Class B ordinary shares.

     Before Shell Transport can declare any dividend, the Shell Transport directors will need to consider Shell Transport’s financial condition and amount of distributable reserves. It is the expectation and the intention, although there can be no certainty, that holders of Class B ordinary shares will receive dividends via the dividend access mechanism.

     To the extent that a dividend is declared by Shell Transport on the dividend access share and paid to the dividend access trustee, the holders of the Class B ordinary shares will be beneficially entitled to receive their share of that dividend pursuant to the declaration of trust (and arrangements will be made to ensure that the dividend is paid in the same currency in which they would have received a dividend from us). No dividend declared and paid by Shell Transport on the dividend access share will be paid to holders of Class A ordinary shares in respect of their Class A ordinary shares.

     Our articles of association provide that if any amount is paid by Shell Transport by way of a dividend on the dividend access share and paid by the dividend access trustee to any holder of Class B ordinary shares, the dividend which we would otherwise pay on the Class B ordinary shares will be reduced by an amount equal to the amount paid to such holders of Class B ordinary shares by the dividend access trustee.

     Royal Dutch Shell will have a full and unconditional obligation, in the event that the dividend access trustee does not pay an amount to holders of Class B ordinary shares on a cash dividend payment date (even if that amount has been paid to the dividend access trustee), to pay immediately the dividend declared on the Class B ordinary shares. The right of holders of Class B ordinary shares to receive distributions from the dividend access trustee will be reduced by an amount equal to the amount of any payment actually made by us on account of any dividend on Class B ordinary shares.

     Any payment by Royal Dutch Shell will be subject to Dutch withholding tax (unless in any particular case an exemption is obtained under Dutch law or the provisions of an applicable tax treaty). If for any reason no dividend is paid on the dividend access share, holders of Class B ordinary shares will only receive dividends from Royal Dutch Shell directly.

     The dividend access mechanism may be suspended or terminated at any time by our directors or the directors of Shell Transport, for any reason and without financial recompense. This might, for instance, occur in response to changes in relevant tax legislation.

     The dividend access mechanism has been approved by the Dutch Revenue Service pursuant to an agreement (vaststellingsovereenkomst) with us and Royal Dutch dated October 26, 2004 as supplemented and amended by an agreement between the same parties dated April 25, 2005. The agreement states, among other things, that dividend distributions on the dividend access share by Shell Transport will not be subject to Dutch dividend withholding tax provided that the dividend access mechanism is structured and operated substantially as set out above. Royal Dutch Shell may not extend the dividend access mechanism to any future issuances of Class B ordinary shares without the approval of the Dutch Revenue Service. Accordingly, we would not expect to issue additional Class B ordinary shares unless we obtained that approval or determined that the continued operation of the dividend access mechanism was unnecessary. Any further issue of Class B ordinary shares is subject to advance consultation with the Dutch Revenue Service.

Manner of holding shares

Holdings through Euroclear Nederland

     We expect that the Admitted Institution or, if applicable, other bank or financial institution where a person who holds interests in our shares through Euroclear Nederland maintains a relevant securities account will send such person a statement detailing the interests in our shares such person holds through Euroclear Nederland. However, whether and, if so, how they do so, will depend on the individual arrangements between such Admitted Institution or other bank or financial institution and that person.

     Euroclear Nederland has indicated that each person who holds interests in our shares through it will be able to exercise rights relating to those shares such that he will (subject to the individual arrangements between that person and the Admitted Institution or other bank or financial institution where that person maintains a relevant securities account):

•	be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings; and

•	be able to receive dividends via Euroclear Nederland and participate in capital events,

in each case, so far as is possible in accordance with the Securities Giro Act, other applicable law and the Euroclear Nederland rules and regulations issued pursuant to the Securities Giro Act and further subject to compliance by all concerned with any applicable policies and procedures.

Holdings through the Corporate Nominee Service

     In order to allow the persons who hold our shares through the corporate nominee service provided by Lloyds TSB Bank plc (the “Corporate Nominee Service”) to exercise rights relating to those shares, we have entered into an agreement with Lloyds TSB Bank plc (the “Corporate Nominee”) requiring it to ensure that persons holding our shares through the Corporate Nominee Service will:

•	receive notices of, and be able to attend and speak at, all of our general meetings;

•	be able to give directions as to voting at all of our general meetings;

•	have made available to them and be sent, on request, copies of our annual report and accounts and all the other documents issued to shareholders by us;

•	be able to receive dividends via the Corporate Nominee Service;

•	be able to participate in capital events in the same manner as registered holders of the same class of our shares; and

•	be treated in the same manner as registered holders of the same class of our shares in respect of all other rights attaching to those shares,

in each case, so far as is possible in accordance with the Uncertificated Securities Regulations 2001 and other applicable law. In particular, residents in, or citizens of, jurisdictions outside the United Kingdom should be aware that they will not be able to participate in capital events as registered holders of our shares unless the Corporate Nominee is satisfied that such participation or treatment would not breach any applicable laws or regulations in those jurisdictions.

     It is the responsibility of persons resident in, or citizens of jurisdiction outside the United Kingdom to inform themselves of, and to satisfy themselves as to the full observance of, the laws of the relevant jurisdiction in connection with any applicable legal requirements in respect of holding our shares through the Corporate Nominee Service, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities that are required to be observed. If, due to applicable legal requirements, it is not permissible or practical to hold our shares through the Corporate Nominee Service, persons resident in, or citizen of, that jurisdiction should request that they be sent a share certificate for the Royal Dutch Shell ordinary shares to which they are entitled.

     For so long as a person holds our shares through the Corporate Nominee Service, we will ensure that the Corporate Nominee sends each such person a statement of his holding of our shares at least once a year.

Change in the manner of holding our shares

     Holders of our shares may, subject as set out below, change the manner in which they hold such shares so that they are held through Euroclear Nederland, through the Corporate Nominee Service or directly as the registered holder. The ability to change the manner of holding our shares is subject to, in each case, compliance with any relevant regulatory requirements and, in respect of holdings through the Corporate Nominee Service, the agreement of the Corporate Nominee and acceptance by the holder of our shares of the terms and conditions of the Corporate Nominee Service.

     Holders of our shares who wish to change the manner in which they hold such shares are urged to consult their own legal, tax and financial advisers with respect to the legal, tax and cost consequences of any such change.

Repurchase of shares

     Subject to applicable law and our articles of association, we may purchase our own shares if (a) in the case of an open-market purchase, authority to make the market purchase has been given by an ordinary resolution of our shareholders or; (b) in the case of an off-market purchase, authority has been given by a special resolution. However, we intend to comply with the guidance of the Association of British Insurers that authority to repurchase shares should be given by special resolution. We can only repurchase our own shares out of distributable reserves or the proceeds of a new issuance of shares made for the purposes of funding the repurchase.

     Royal Dutch Shell has entered into agreements with the Dutch Revenue Service regarding the Dutch tax consequences of the repurchase of both Class A ordinary shares and Class B ordinary shares. Accordingly, Royal Dutch Shell will consider such Dutch tax consequences if and when it decides to repurchase ordinary shares. See “Taxation — Dutch Taxation — Dutch taxation of Ordinary Shares and ADRs — Withholding tax on dividend payments.”

Shareholders’ preemptive rights

     Under the Companies Act, if we propose to issue for cash:

•	equity securities (which are securities carrying a right to participate in dividends or capital beyond a specified amount); or

•	rights to subscribe for or convert into equity securities,

they must be offered first to each person who holds equity securities on the same or more favorable terms in proportion to those securities which is as nearly as practicable equal to the proportion in nominal value of the equity securities held by him or her to the aggregate issued equity securities. These pre-emption rights can be disapplied by a special resolution passed by shareholders in a general meeting, either generally or specifically, for a maximum period not exceeding five years.

     Subject to applicable law and our articles of association, any equity shares issued by us for cash must first be offered to existing shareholders in proportion to their existing holdings (the shareholders’ pre-emption rights). Both the Companies Act and the Listing Rules allow for the disapplication of the shareholders’ pre-emption rights. The pre-emption rights may be waived by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years.

Ability to pay commission on shares and to issue shares at a discount

     In connection with any share issued, we can use all the powers given by applicable law to pay commissions or brokerage. Subject to the provisions of the Companies Act, we can pay the commissions in cash or by allotting shares or by a combination of both.

     Subject to applicable law and our articles of association, we may also issue further shares of a class already issued at a discount to the market price. The Listing Rules limit the maximum discount under which shares may be issued in an open offer to 10 percent of the middle market price of those shares at the time of announcing the terms of the open offer. Furthermore, shares may not be allotted at less than their par value.

Disputes between a shareholder or ADR holder and Royal Dutch Shell, any subsidiary, director or professional service provider

     All disputes between a shareholder in its capacity as such and us or any of our subsidiaries or any of our or our subsidiaries’ directors or former directors arising out of or in connection with our articles of association or otherwise and disputes between us or our subsidiaries and any of our or our subsidiaries’ directors or former directors, including all claims made by us or any of our subsidiaries or on our behalf or on behalf of any of our subsidiaries against any such director, and disputes between a shareholder in its capacity as such and any of our professional service providers (which could include our auditors, legal counsel, bankers and ADR depositaries) that have agreed with us to be bound by the arbitration and exclusive jurisdiction provisions of our articles of association and between us and our professional service providers arising in connection with any such dispute between a shareholder and a professional service provider, shall be exclusively and finally resolved by arbitration in The Hague, The Netherlands under the Rules of Arbitration of the ICC. This would include all disputes arising under UK, Dutch or U.S. law (including securities laws), or under any other law, between parties covered by the arbitration provision.

     The tribunal shall consist of three arbitrators to be appointed in accordance with the Rules of Arbitration of the ICC. The chairman must have at least 20 years experience as a lawyer qualified to practice in a common law jurisdiction which is within the Commonwealth and each other arbitrator must have at least 20 years experience as a qualified lawyer.

     If a court or other competent authority in any jurisdiction determines that the arbitration requirement described above is invalid or unenforceable in any particular dispute in that jurisdiction, that dispute may only be brought in the courts of England and Wales.

     The governing law of our articles of association is the substantive law of England.

     We have incorporated arbitration clauses into all indemnities granted by us to our directors and into all service contracts between directors and our subsidiaries. We have incorporated an arbitration clause into the deposit agreements relating to the Class A ADRs and Class B ADRs which applies as between us and holders of the Class A ADRs and Class B ADRs (but not the depositaries).

     Disputes relating to our failure or alleged failure to pay all or part of a dividend which has been declared and which has fallen due for payment will not be the subject of the arbitration and exclusive jurisdiction provisions of our articles of association.

     We believe that the arbitration provision contained in our articles of association provides a predictable framework in which Royal Dutch Shell can run its affairs and assess risk, which is in the interest of Royal Dutch Shell and its shareholders as a whole. We also believe that the arbitration provision can provide the benefits of swiftness and economy, when compared with litigation as a dispute resolution mechanism. As a company based in Europe, most of whose shareholders are expected to be located in Europe, we consider it appropriate that the proceedings for resolving disputes among Royal Dutch Shell, its subsidiaries, its directors, its professional service providers (to the extent they have agreed to do so), and its shareholders and ADR holders, in their capacities as such, should be settled in Europe.

History of our share capital

     Our current authorized share capital (once the shares accepted for tender in the Unification Transaction as of July 20, 2005 have settled, and assuming full settlement) consists of (i) £50,000 divided into 50,000 sterling deferred shares of £1 each and (ii) €700,000,000 divided into 343,762,784 euro deferred shares of €0.07 each, 3,795,877,216 Class A ordinary shares of €0.07 each, 2,759,360,000 Class B ordinary shares of €0.07 each and 3,101,000,000 unclassified shares of €0.07 each to be classified as Class A ordinary shares or Class B ordinary shares upon issue at the discretion of our directors. As of December 31, 2004, our issued share capital consisted of 20,000 ordinary shares of £1 each, 30,000 sterling deferred shares of £1 each and 4,414,800,000 euro deferred shares of €0.07 each. All ordinary shares, sterling deferred shares and euro deferred shares are fully paid and not subject to calls for additional payments of any kind.

     We were incorporated with an authorized share capital of £1,000, divided into 1,000 ordinary shares of £1 each, one of which was issued to Instant Companies Limited.

     The following alterations to our authorized and issued share capital have taken place since our incorporation:

(i)	On March 21, 2002, 300 ordinary shares were allotted and issued;

(ii)	On February 25, 2003, the authorized share capital was increased to £20,000 by the creation of 19,000 ordinary shares of £1 each ranking pari passu for all purposes with the existing ordinary shares. The directors were authorized to allot these shares pursuant to section 80 of the Companies Act;

(iii)	Subsequently on that date, 13,000 ordinary shares were allotted and issued, fully paid up in cash at par;

(iv)	On October 21, 2004, the authorized share capital was increased to £50,000 and €315,000,000 by the creation of:

(a)	30,000 sterling deferred shares of £1 each; and

(b)	4,500,000,000 euro deferred shares of €0.07 each.

     The directors were authorized to allot these shares pursuant to section 80 of the Companies Act; and

(v)	Subsequently on that date, 4,148,800,000 euro deferred shares, 30,000 sterling deferred shares and 6,699 sterling ordinary shares were allotted and issued, fully paid up in cash at par;

(vi)	On April 27, 2005 the Royal Dutch Shell directors resolved, with immediate effect, to redeem 9,760,000 euro deferred shares for €0.01 in total, in accordance with the rights attaching to those shares due to there being more euro deferred shares on issue than were necessary to meet a full acceptance of the offer;

(vii)	On May 12, 2005, our authorized share capital was increased to £50,000 and €700,000,000 by the creation of:

•	600,000 Class A ordinary shares of €0.07 each;

•	2,759,360,000 Class B ordinary shares of €0.07 each; and

•	2,740,040,000 unclassified shares of €0.07 each (to be classified as Class A ordinary shares or Class B ordinary shares upon allotment at the discretion of our directors2);

and our directors were authorized to allot relevant securities (as defined in the Companies Act) up to an aggregate nominal amount of €193,155,200 in connection with the Scheme of Arrangement;

(viii)	on May 12, 2005, the 360,960,000 unissued euro deferred shares were re-classified as unclassified shares (to be classified as Class A ordinary shares or Class B ordinary shares upon allotment at the discretion of our directors);

(ix)	on May 13, 2005, our directors resolved to allot, conditional upon the Scheme of Arrangement becoming effective, Class B ordinary shares up to an aggregate nominal value of €193,155,200 to Relevant Holders (as that term is defined in the Scheme of Arrangement) in accordance with the terms of the Scheme of Arrangement;

(x)	on May 13, 2005, a special resolution was passed conditional on the offer of Royal Dutch Shell Class A ordinary shares for Royal Dutch ordinary shares becoming unconditional (gestand wordt gedaan) in all respects:

(A)	re-classifying as Class A ordinary shares, immediately upon the offer being declared unconditional (gestand wordt gedaan) in all respects, such number of issued euro deferred shares as is equal to the number of Royal Dutch ordinary shares validly tendered in the offer acceptance period multiplied by two;

(B)	re-classifying as Class A ordinary shares, on each occasion that Royal Dutch ordinary shares are validly tendered to the offer in the subsequent acceptance period (if any), such number of issued euro deferred shares as is equal to that number of Royal Dutch ordinary shares so tendered multiplied by two; and

(C)	re-classifying as Class A ordinary shares, on each occasion that Royal Dutch ordinary shares are offered to Royal Dutch Shell for exchange into Class A ordinary shares after the later of the expiry of the offer

[2]	However, any future issue of Class B ordinary shares will only be made after prior consultation with the Dutch Revenue Service.

acceptance period and the expiry of the subsequent acceptance period (if any) but at the absolute discretion of the Royal Dutch Shell directors (and subject to applicable law), such number of issued euro deferred shares as is equal to that number of Royal Dutch ordinary shares so offered multiplied by two;

(xi)	on May 13, 2005, a special resolution was passed, conditional upon the Scheme of Arrangement becoming effective, reclassifying our sterling ordinary shares as sterling deferred shares;

(xii)	on July 18, 2005, the offer to exchange Royal Dutch ordinary shares for Royal Dutch Shell Class A ordinary shares expired;

(xiii)	on July 20, 2005, the order sanctioning the Scheme of Arrangement by the Registrar of Companies in England and Wales was registered;

(xiv)	on July 20, 2005, the offer was declared unconditional (gestanddoening) and 1,897,638,608 Royal Dutch ordinary shares were accepted in exchange for 3,795,277,216 Royal Dutch Shell Class A ordinary shares; and

(xv)	on July 20, 2005, the Unification Transaction was completed and Royal Dutch Shell ordinary shares commenced trading on Euronext Amsterdam and the London Stock Exchange.

Objects and Purposes

We are incorporated under the name Royal Dutch Shell plc, and are registered at Companies House, Cardiff with company number 04366849, and the Chamber of Commerce, The Hague under number 34179503. Our registered office is at Shell Centre, London, SE1 7NA, UK and our headquarters are at Carel van Bylandtlaan 30, 2596 HR The Hague, The Netherlands. Our memorandum of association provides that our primary objective is to carry on the business of a holding company.

Headquarters

     We will, as required by our articles of association, have a single corporate headquarters in The Netherlands. The meaning of “headquarters” under our articles of association is established by our board of directors and can only be amended by a resolution of our board of directors in respect of which two-thirds of those Royal Dutch Shell directors who are present and voting vote in favor.

     Our board of directors has resolved that “headquarters” shall mean the place of our effective management where:

•	substantially all members of our executive committee will have their main offices and carry out their managerial activities;

•	a majority of the heads of the key functions will have their main office and carry out a substantial majority of their activities;

•	a corporate secretariat will be located, which will provide all secretarial services to our executive committee, to our board of directors and to the committees of our board of directors;

•	in principle, all meetings of our board of directors, our executive committee and the committees of our board of directors will be held; and

•	the majority of the main business units will have their effective place of management.

     We are considered a resident of The Netherlands for Dutch and UK tax purposes.

Board of Directors

     General. Under English law, we are required to have a single-tier board of directors. Our board is headed by a non-executive Chairman and has a majority of independent non-executive directors. Our board currently comprises ten non-executive directors (including the Chairman) and five executive directors. The directors can delegate any of their powers or discretions to an individual director or committees of one or more persons. All committees must comply with any regulations laid down by the directors.

     The directors have delegated some responsibilities to the executive committee and others to the non-executive committees referred to below. The directors can exercise all of our powers, except where our memorandum of association, the articles of association or applicable law limit the use of powers to the shareholders voting to do so at a general meeting, for example to increase the total fees payable to all of the directors. The directors can give a director any of the powers which they have jointly as directors (with the power to sub-delegate). These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

     The directors can appoint anyone as our attorney by granting a power of attorney. Attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys. The directors or the persons who are authorized by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. However, they cannot give an attorney any power, authority or discretion which the directors do not have under our articles of association.

     Size. Under our articles of association, we must have a minimum of three directors and a maximum of 20 directors (disregarding alternate directors (described in greater detail below). However, these restrictions can be amended by resolution of our board of directors.

     Appointment and Election of Directors. Our shareholders may, by passing an ordinary resolution, elect any eligible willing person to be a director, either as an additional director or to fill a vacancy.

     Subject to our articles of association, our directors can appoint any willing person to be a director, either as an additional director or as a replacement for another director. Any director appointed by our directors must retire from office at the first annual general meeting after his or her appointment and is then eligible for election.

     Any director can appoint any person (including another director) to act in his place (called an “alternate director”). That appointment requires the approval of the directors, unless previously approved by the directors or unless the appointee is another director.

     Retirement. Our articles of association provide that at every annual general meeting any director who was in office at the time of the two previous annual general meetings and who did not retire at either of them must retire. Additional provisions in respect of retirement apply to our 2006 and 2007 annual general meetings. At the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-elect the director or to elect another eligible person in his or her place.

     A director who would not otherwise be required to retire must also retire if he is aged 70 or more at the date of the meeting or if he has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting. Any such director will be eligible to stand for re-election.

     Removal of Directors. Under the Companies Act, our shareholders may remove any director without cause by ordinary resolution, irrespective of any provision of our articles of association or any service contract a director may have with us, provided that we are given 28 clear days’ notice of the resolution. In these circumstances, we may be required by a service contract to pay compensation to the removed director.

     In addition to any power to remove directors conferred by legislation, the company can pass a special resolution to remove a director from office even though his time in office has not ended.

     Committees. The directors can delegate any of their powers or discretions to committees of one or more persons. Unless the directors decide not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees.

     Our directors have delegated powers to the Executive Committee, Audit Committee, Nomination and Succession Committee, Remuneration Committee and Social Responsibility Committee.

     Executive Committee. We have an executive committee which comprises the Chief Executive, the Chief Financial Officer and the other Executive Directors. The executive committee is responsible for our overall business and affairs and has the final authority in all matters of management that are not within the duties and authorities of our board of directors or our shareholders’ meeting. The executive committee implements all resolutions of our Board of Directors and supervises the management of our businesses.

     Directors’ Liability. Under English law, each of our directors has a fiduciary duty to act in our best interest. This duty includes an obligation not to create an actual or potential conflict between the director’s duty to us and duties to any other person or his personal interests as well as an obligation to exercise his or her powers only in accordance with our memorandum of association and articles of association and any applicable legislation. In addition, each of our directors is obligated under English law to exercise reasonable care and skill.

     Limitation on Liability and Indemnification. Our articles of association provide that, as far as legislation allows, we can indemnify any director of the company, of an associated company or of any affiliate against any liability and that we can purchase and maintain insurance against any liability for any director of the company, of any associated company or of any affiliate.

     English law provides that a company may indemnify a director against any liability except for: (i) any indemnity against any liability incurred by the director to the company or any associated company, (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature, and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, or in defending civil proceedings brought by the company or an associated company in which judgment is given against him or in connection with an application under certain sections of the Companies Act (acquisition of shares by an innocent nominee and relief in the case of honest and reasonable conduct) in relation to which the court refuses to grant him relief.

     Class Action Suits and Shareholder Derivative Suits. The following provisions would only apply in circumstances where the arbitration provisions of our articles of association would be invalid or inapplicable. While English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to apply for a court order:

(i)	when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

(ii)	when any act or omission of the company is or would be so prejudicial. A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs.

Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

     Transactions with Interested Directors. Under the Listing Rules, we must obtain shareholder approval for certain transactions with related parties (which includes certain transactions with directors). The Listing Rules provide that an announcement, a circular and prior approval of the shareholders in a general meeting will be required before such a transaction is entered into. The related party will not be allowed to vote on the resolution. Our articles of association state that, if legislation allows and provided that a director discloses the nature and extent of his or her interest to the other directors, he is permitted to: (i) have an interest in any contract with, or involving, us or any other company in which we have an interest; (ii) hold any other position (other than as an auditor) with us as well as being a director; (iii) acting alone, or through a firm with which he is associated, do paid professional work for us or another company in which we have an interest (other than as an auditor); and (iv) hold any position within, or be a shareholder of, or have any other kind of interest in any company in which we have an interest. Except as provided for in our articles of association, a director cannot vote on, or be counted in a quorum in relation to, any resolution of the board of directors on any contract in which he has an interest which the director knows is material. Interests purely as a result of an interest in our securities will be disregarded for these purposes. Our articles of association provide that a director can vote, and be counted for purposes of a quorum, on those conflict of interest transactions specified in article 105(E) if the only material interest that director has in the transaction is one of those specified in article 105(E) of our articles of association.

     Our articles of association provide that holders of our shares may by ordinary resolution suspend or relax the list contained in article 105 to any extent or to ratify any contract which has not been properly authorized in accordance with our articles of association.

     Under our articles of association:

     (1) a director may not vote or be counted in the quorum in respect of any matter in which he is materially interested including any matter related to his own compensation;

     (2) the directors may exercise Royal Dutch Shell’s power to borrow money provided that the borrowings of the Shell Group shall not, without the consent of an ordinary resolution of shareholders of Royal Dutch Shell, exceed two times Royal Dutch Shell’s adjusted capital and reserves (these powers relating to borrowing may only be varied by special resolution of shareholders);

     (3) directors over age 70 must retire at each Annual General Meeting, but are eligible for re-election; and

     (4) directors are not required to hold shares of Royal Dutch Shell to be qualified to be a director.

Shareholders’ Information Rights.

     Except when closed under the provisions of the Companies Act (i.e. where a company, on giving notice by advertisement in a newspaper circulating in the district in which the company’s registered office is situated, closes the register of members for any time or times not exceeding in the whole 30 days in each year), the register and index of names of our shareholders may be inspected during business hours:

(i)	for free, by our shareholders; and

(ii)	for a fee by any other person.

     In both cases, the documents may be copied for a fee. Our shareholders may also, without charge, during business hours:

(i)	inspect minutes of shareholders’ meetings and obtain copies of the minutes for a fee; and

(ii)	inspect service contracts of the company’s directors, if the contracts have an unexpired term of more than 12 months or require more than 12 months’ notice to terminate.

     In addition, our published annual accounts are required to be available for shareholders at a general meeting, and a shareholder is entitled to a copy of these accounts.

Disclosure of Shareholder Interests

     Section 198 of the Companies Act imposes an obligation upon a person who acquires or ceases to have notifiable interest in the relevant share capital of a public company to notify the company of that fact within 2 days (excluding weekends and bank holidays) of his knowing of its occurrence. The disclosure threshold is 3%.

     Section 212 of the Companies Act provides a public company with the statutory means to ascertain the persons who are or have within the last 3 years been interested in its relevant share capital and the nature of such interests.

     The Royal Dutch Shell articles of association provide that in any statutory notice under section 212, Royal Dutch Shell will ask for details of those who have an interest and the extent of their interest in a particular holding. The Royal Dutch Shell articles of association also provide that when a person receives a statutory notice, he has 14 days to comply with it. If he does not do so or if he makes a statement in response to the notice which is false or inadequate in some important way, Royal Dutch Shell may restrict the rights relating to the identified shares, following notice. The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any right in relation to the shareholders’ meetings. Where the identified shares make up 0.25% or more (in amount or in number) of the existing shares of a class at the date of delivery of the restriction notice, the restriction notice can also contain the following further restrictions: (i) the directors can withhold any dividend or part of a dividend or other money otherwise payable in respect of the identified shares without any liability to pay interest when such money is finally paid to the shareholder; and (ii) the directors can refuse to register a transfer of any of the identified shares which are certificated shares unless the directors are satisfied that they have been sold outright to an independent third party. Once a restriction notice has been given, the directors are free to cancel it or exclude any shares from it at any time they think fit. In addition, they must cancel the restriction notice within seven days of being satisfied that all information requested in the statutory notice has been given. Also, where any of the identified shares are sold and the directors are satisfied that they were sold outright to an independent third party, they must cancel the restriction notice within seven days of receipt of the notification of the sale. The Royal Dutch Shell articles of association do not restrict in any way the provision of section 212 of the Companies Act.

     The UK City Code on Takeovers and Mergers imposes rigorous disclosure requirements affecting parties to a proposed takeover, their “associates” and persons acting “in concert” in relation to the shares of a company. These requirements also extend to dealings by persons who directly or indirectly own or control (either before or as a result of the dealing) 1% or more of the equity shares in an offeror or offeree company or of any other class of shares relevant to the offer in question.

     The UK Rules Governing Substantial Acquisitions of Shares require accelerated disclosure of acquisitions of shares or rights over shares where a person holds, or as a result of an acquisition, comes to hold shares or rights over shares representing 15 percent or more of the voting rights of a company whose shares are listed on the London Stock Exchange.

Amendment of Articles of Association

     Under the Companies Act, our shareholders have power to amend the objects, or purpose, clause in our memorandum of association and any provision of our articles of association by special resolution, subject to, in the case of amendments to the objects clause of the memorandum of association, the right of dissenting shareholders to apply to the courts to cancel the amendments.

     Under the Companies Act, our board of directors is not authorized to change the memorandum of association or the articles of association. Our articles of association provide that if permitted by legislation, the rights attached to any class of our shares can be changed if this is approved either in writing by shareholders holding at least three-quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by an extraordinary resolution passed at a separate meeting of the holders of the relevant class of shares.

DESCRIPTION OF ROYAL DUTCH SHELL AMERICAN DEPOSITARY RECEIPTS

General

     JPMorgan Chase Bank, N.A., as depositary for our Class A ADRs and The Bank of New York as depositary for our Class B ADRs, will execute and deliver the Class A ADRs and Class B ADRs, respectively (collectively, the “ADRs”). Each Class A ADR and Class B ADR is a certificate evidencing a specific number of Class A or Class B American depositary shares (“Class A ADSs” and “Class B ADSs” and, collectively, “ADSs”), respectively. Each Class A ADS will represent two shares (or a right to receive two shares) deposited with the custodian of JPMorgan Chase Bank, N.A. Each Class B ADS will represent two shares (or a right to receive two shares) deposited with The Bank of New York. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the Class A ADRs will be administered is located at 4 New York Plaza, New York, New York 10004. The depositary’s office at which the Class B ADRs will be administered is located at 101 Barclay Street, New York, New York 10286.

     You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

     As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. English law generally governs shareholder rights. The depositary or its nominee will be the holder of the shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among us, the respective depositary and you, as an ADR holder, and the beneficial owners of ADRs sets out ADR holder rights as well as the rights and obligations of the respective depositary. New York law governs the deposit agreements and the ADRs except that the arbitration and exclusive jurisdiction provisions are governed by English law.

     The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADRs. The deposit agreement relating to the Class A ADRs and the form of Class A ADR relating thereto are attached as an exhibit to the Capital Stock Form 6-K and incorporated herein by reference. The deposit agreement relating to the Class B ADRs and the form of Class B ADR relating thereto are also attached as an exhibit to the Capital Stock Form 6-K and incorporated herein by reference. See “Taxation — U.S. Taxation — U.S. Taxation of Ordinary Shares and ADRs” for a description of the material U.S. federal income tax consequences to U.S. holders of holding our ADRs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

     The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

•	Cash. While the depositary may receive cash dividends and other distributions from us in U.S. dollars (in which case no conversion will be required) to the extent the depositary receives a cash dividend or other cash distribution in a currency other than U.S. dollars, the depositary will convert such cash dividend or other distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot distribute for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Ordinary shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will use its reasonable efforts to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADRs, the outstanding ADSs will also represent the new shares.

•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides, after consultation with us, it is not legal or feasible to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, and you elect to exercise such rights, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is equitable and practical. If it cannot make the distribution in that way, the depositary has a choice, after consulting with us to the extent practical. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory assurance from us that it is legal to make that distribution.

     The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is deemed illegal or impractical for us to make them available to you.

Deposit and Withdrawal

How are ADSs issued?

     The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the relevant custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its office to the persons you request.

How do ADS holders cancel an ADR and obtain shares?

     You may surrender your ADRs at the respective depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the respective depositary will deliver (i) to the extent applicable, the shares, (ii) shares to an account designated by such owner with Euroclear Nederland or an Admitted Institution and (iii) and any other deposited securities underlying the ADR to you or a person you designate at the office of the respective custodian. Or, in the case of certificated shares, at your request, risk and expense, the respective depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

How do you vote?

     In the deposit agreements, upon the written request of a registered holder of Class A ADSs, the respective depositary endeavors to cause the appointment of such holder as each registered holder of ADSs its proxy with power to vote the number of shares its ADSs represent. This means that, subject to the procedures described below, if you are a registered holder of ADSs, you will have a right to attend and vote directly at shareholders’ meetings. You also have a right to appoint the respective depositary your substitute and instruct it how to vote the number of shares your ADSs represent. The respective depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may vote directly or instruct the respective depositary how to vote. For instructions to be valid, they must reach the respective depositary by a date set by the respective depositary. In order for you to vote, the depositary must receive your request to be a proxy prior to the date specified for each meeting.

     The respective depositary will try, as far as practical, subject to English law and the provisions of our articles of association, to vote the number of shares or other deposited securities represented by your ADSs as you instruct. The respective depositary will only vote or attempt to vote as you instruct.

     We cannot ensure that you will receive voting materials or otherwise learn of an upcoming shareholders’ meeting in time to ensure that you can instruct the respective depositary to vote your shares.

     The respective depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

Persons depositing shares
or ADR holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the relevant deposit agreement terminates

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the respective depositaries to ADR holders

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the respective depositary or its agent when you deposit or withdraw shares

Expenses of the depositary in converting foreign currency to U.S. dollars

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

Taxes and other governmental charges payable on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes

Payment of Taxes

     The respective depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the respective depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our shares • Reclassify, split up or consolidate any of the deposited securities	The cash, shares or other securities received for the account of the respective depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The respective depositary may distribute some or all of the securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

     We may agree with the respective depositary to amend the respective deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the respective depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the respective depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

     The respective depositary will terminate the respective deposit agreement if we ask it to do so. The respective depositary may also terminate the respective deposit agreement if it has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the respective depositary must notify you at least 30 days before termination.

     After termination, the respective depositary and its agents will do the following under the respective deposit agreement but nothing else: (1) advise you that the deposit agreement is terminated, (2) collect distributions on the deposited securities (3) sell rights and other property, and (4) deliver shares and other deposited securities upon surrender of ADRs. Six months or more after termination, the respective depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders of that class that have not surrendered their ADRs. It will invest the money in direct obligations of the federal government of the U.S. and has no liability for interest. The respective depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the respective depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositaries; Limits on Liability to Holders of ADRs

     The deposit agreements expressly limit our obligations and the obligations of the depositaries. They also limit our liability and the liability of the depositaries. We and the depositaries:

•	are only obligated to take the actions specifically set forth in the deposit agreements without negligence or bad faith;

•	are not liable if any of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreements;

•	are not liable if any of us exercises discretion permitted under the deposit agreements;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreements on your behalf or on behalf of any other person;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

•	are not liable for the depositaries’ or any of their agents’ reliance upon the authority of any information in, or for the depositaries’ or any of their agents’ compliance with directions from, any DTC participants in connection with the Direct Registration System.

     By holding an ADR or an interest therein you will be agreeing that the respective depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

     Neither we nor the respective depositary nor any of our or their respective agents shall be liable to registered or other holders of ADSs or any other third party or parties for any indirect, special, punitive or consequential damages.

     In the deposit agreements, we agree to indemnify the depositaries for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositaries agree to indemnify us for losses resulting from their negligence or bad faith and in connection with pre-released ADRs.

Requirements for Depositary Actions

     Before the depositaries will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares or other property, the respective depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the respective deposit agreement, including presentation of transfer documents.

     The respective depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the respective depositary or our transfer books are closed or at any time if the respective depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADRs

     You have the right to cancel your ADRs and withdraw the underlying shares or have shares credited to an account with Euroclear Nederland or an Admitted Institution at any time except:

•	When temporary delays arise because: (i) the respective depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you or other ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to relevant class of ADRs or to the withdrawal of shares or other deposited securities.

     This right of withdrawal may not be limited by any other provision of the deposit agreements.

Pre-release of ADRs

     The deposit agreements permit the depositaries to deliver ADRs before deposit of the underlying shares. This is called a pre-release of the ADRs. Subject to the terms and conditions of the deposit agreements, the pre-release of ADRs may occur only if (i) pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities in an amount equal to not less than 100% of the market value of the pre-released ADRs held by the respective depositary for the benefit of owners of the applicable shares (but such collateral shall not constitute deposited securities), (ii) each recipient of pre-released ADRs agrees in writing with the respective depositary that such recipient (a) owns such shares, (b) assigns all beneficial right, title and interest therein to the respective depositary, (c) holds such shares for the account of the respective depositary and (d) will deliver such shares to the respective custodian as soon as practicable and promptly upon demand therefor and (iii) all pre-released ADRs evidence not more than 20% of all ADRs (excluding those evidenced by pre-released ADRs) or such other percentage as we and the respective depositary may from time to time agree in writing, of the total number of shares represented by ADRs except to the extent, if any, that such limitation is exceeded solely because of the withdrawal of ADSs subsequent to the execution and delivery of pre-released ADRs in compliance with such limitation. As discussed in “U.S. Taxation of Ordinary Shares and ADRs—Deposits, withdrawals, and Pre-Releases,” the U.S. Treasury has expressed concerns regarding certain transactions involving the pre-release of ADRs.

Arbitration

     Under the deposit agreements, each holder of ADSs is bound by the arbitration and exclusive jurisdiction provisions of our articles of association as if the applicable ADS holder was our shareholder. For a description of the arbitration and exclusive jurisdiction provisions of our articles of association see “Description of Royal Dutch Shell Ordinary Shares — Disputes between a shareholder or ADR holder and Royal Dutch Shell, any subsidiary, director or professional service provider”.

CLEARANCE AND SETTLEMENT

     Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by the Depositary Trust Company (the “DTC”) in the United States, Clearstream Banking, société anonyme (“Clearstream”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

     Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

     Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

     The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

     We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

     DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

     The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

     DTC

     DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

     Clearstream

     Clearstream has advised us as follows:

•	Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

     Euroclear

     Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

     Other Clearing Systems

     We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

     The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

     Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

     We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

     Clearance and Settlement Procedures — DTC

     DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

     Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

     Clearance and Settlement Procedures — Euroclear and Clearstream

     We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

     Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

     Trading Between DTC Participants

     Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

     If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

     Trading Between Euroclear and/or Clearstream Participants

     We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

     Transfers Between DTC and Clearstream or Euroclear

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

     Because of time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION

U.S. Taxation

     This section describes the material U.S. federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Cravath, Swaine & Moore LLP, U.S. counsel to the issuer.

     This section applies to you only if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or entity taxable as a corporation, that was created or organized under the laws of the United States or any of its political subdivisions;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

     This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a bank;

•	in the case of warrants, ordinary shares or ADRs, a person that actually or constructively owns 10% or more of the voting stock of Royal Dutch Shell;

•	a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks);

•	a person who is an investor in a pass through entity (such as a partnership);

•	a person who acquires shares through the exercise of options, or otherwise as compensation, or through a tax-qualified retirement plan;

•	holders of options granted under any benefit plan;

•	a person liable for alternative minimum tax; or

•	a person whose functional currency is not the U.S. dollar.

     This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     If a partnership holds the offered securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the offered securities, you should consult your tax advisor.

     This summary does not address the alternative minimum tax, any non-income tax or any state, local or non-U.S. tax consequences of the acquisition, ownership or disposition of our securities.

You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of offered securities in your particular circumstances.

U.S. Taxation of Ordinary Shares and ADRs

     Taxation of Cash Distributions and Distributions of Stock. The gross amount of any distribution (other than in liquidation), including the fair market value of all distributions of Royal Dutch Shell’s ordinary shares or ADRs whenever a holder may elect to receive cash distributions instead of distributions of Royal Dutch Shell’s ordinary shares or ADRs, that a U.S. holder receives with respect to Royal Dutch Shell’s ordinary shares or ADRs (before reduction for Dutch tax, if any, withheld from such distributions) generally will be includible in such U.S. holder’s gross income on the day on which, in the case of a holder of our ordinary shares, such holder receives such distribution or, in the case of a holder of our ADRs the depositary receives such distribution on behalf of the holder of the applicable ADRs. Depending on the amount of the dividend and the amount of the U.S. holder’s adjusted tax basis in the applicable ordinary shares or ADRs, distributions will be taxed in the following manner:

     To the extent that distributions paid by Royal Dutch Shell with respect to the underlying ordinary shares do not exceed Royal Dutch Shell’s earnings and profits (“E&P”), as calculated for U.S. federal income tax purposes, such distributions will be taxed as dividends. The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), enacted on May 28, 2003, reduced the maximum rate of tax imposed on certain dividends received by U.S. holders that are individuals to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008) (the “Reduced Rate”), so long as certain holding period requirements are met. The Reduced Rate applies to dividends received after December 31, 2002 and before January 1, 2009. In order for dividends paid by a non-U.S. corporation to be eligible for the Reduced Rate, the non-U.S. corporation must be a Qualified Foreign Corporation (“QFC”) within the meaning of the Act and must not be a passive foreign investment company (a “PFIC”) in either the taxable year of the distribution or the preceding taxable year. We believe that Royal Dutch Shell will be a QFC and will not be a PFIC. As a result, dividends received by individual U.S. holders before January 1, 2009 will generally constitute qualified dividend income (“QDI”) for U.S. federal income tax purposes and be taxable at rates applicable to net capital gains (see “— Taxation of Sale or Other Disposition”), provided that certain holding period and other requirements are satisfied. There can be no assurance, however, that Royal Dutch Shell will continue to be considered a QFC or that Royal Dutch Shell will not be classified as a PFIC in the future. Thus, there can be no assurance that Royal Dutch Shell’s dividends will continue to be eligible for the Reduced Rate. Special rules apply for purposes of determining the recipient’s investment income (which limits deductions for investment interest) and non-U.S. income (which may affect the amount of foreign tax credit) and to certain extraordinary dividends. Each U.S. holder that is an individual is urged to consult his or her or its own tax advisor regarding the possible applicability of the Reduced Rate under the Act and the related restrictions and special rules.

     Because Royal Dutch Shell is not a U.S. corporation, dividends Royal Dutch Shell pays generally will not be eligible for the dividends received deduction allowable to corporations under the Code.

     To the extent that distributions by Royal Dutch Shell exceed its E&P, such distributions will be treated as a tax-free return of capital, to both individual and corporate U.S. holders, to the extent of each such U.S. holder’s adjusted tax basis in Royal Dutch Shell’s ordinary shares or ADRs, and will reduce such U.S. holder’s adjusted tax basis in the ordinary shares or ADRs on a dollar-for-dollar basis (thereby increasing any gain or decreasing any loss on a disposition of the ordinary shares or ADRs). To the extent that the distributions exceed the U.S. holder’s adjusted tax basis in the ordinary shares or ADRs, such U.S. holder will be taxed as having recognized gain on the sale or disposition of the ordinary shares or ADRs (see “— Taxation of Sale or Other Disposition”).

     It is anticipated that any distributions on our ordinary shares will be made in euros or pounds sterling; any dividends so paid generally will be includible in a U.S. holder’s gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the U.S. holder receives the dividend.

     Holders of our ADRs will receive dividend payments in U.S. dollars from the depositary. It is anticipated that we will pay to the depositary a U.S. dollar amount calculated by reference to the exchange rate in effect on the day that the dividend is declared, notwithstanding that the dividend will have been declared in euros. In this case, the U.S. holder would include in gross income as a dividend the U.S. dollar amount received by the depositary. Though not anticipated, it is possible that we will pay to the depositary an amount in a currency other than U.S. dollars. In such a case, any dividends so paid generally will be includible in a U.S. holder’s gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the depositary receives the dividend. In such a case, the U.S. holder may recognize foreign exchange gain or loss if the depositary does not convert such currency into U.S. dollars before the U.S. holder is required to take the distribution into gross income for U.S. federal income tax purposes. The gain or loss recognized will generally be based upon the difference between the exchange rate in effect when such currency is actually converted and the “spot” exchange rate in effect at the time the distribution is taken into account and any gain realized generally will be treated as U.S.-source income for U.S. foreign tax credit limitation purposes.

     Dividends paid by Royal Dutch Shell generally will be treated as foreign source income for U.S. foreign tax credit limitation purposes. Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from dividends received in respect of the ordinary shares or ADRs. (See “— Dutch Taxation — Dutch Taxation of Ordinary Shares and ADRs — Withholding Tax on Dividend Payments” for a discussion of Dutch withholding taxes and applicable treaty exemptions.) The limitation on non-U.S. taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid in respect of Royal Dutch Shell’s ordinary shares or ADRs generally will be “passive income” and therefore any U.S. federal income tax imposed on these dividends cannot be offset by excess foreign tax credits that such U.S. holders may have from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such dividends may be treated as a different class of income for purposes of calculating the U.S. foreign tax credit limitations. U.S. holders that do not elect to claim a foreign tax credit may instead claim a deduction for non-U.S. tax withheld (if any).

     We understand that although dividends paid through the dividend access mechanism generally will bear a UK tax credit available to individual taxpayers in the UK, under the current U.S.-UK income tax treaty (which came into force on March 31, 2003) that tax credit will not be available to U.S. holders, and no offsetting withholding will be imposed by the UK. As a result, the cash amount of the dividend will be the gross dividend for U.S. federal income tax purposes, and there will not be any UK tax in respect of which to claim a credit against any U.S. federal income tax liability.

     Distributions of ordinary shares and ADRs to U.S. holders with respect to their holdings of ordinary shares or ADRs, as the case may be (such previously held ordinary shares or ADRs being “Old Stock”), that are pro rata with respect to their holdings of Old Stock will generally not be subject to U.S. federal income tax (except with respect to cash received instead of fractional ordinary shares or ADRs). A U.S. holder’s adjusted tax basis in the ordinary shares or ADRs so received will be determined by allocating the U.S. holder’s adjusted tax basis in the Old Stock between the Old Stock and the ordinary shares or ADRs so received.

     Taxation of Sale or Other Disposition. Unless a nonrecognition provision applies, a U.S. holder will recognize capital gain or loss upon a sale or other disposition of ordinary shares or ADRs in an amount equal to the difference between the amount realized on their disposition and such U.S. holder’s adjusted tax basis in the ordinary shares or ADRs. Under current law, capital gains realized by corporate and individual taxpayers generally are subject to U.S. federal income taxes at the same rate as ordinary income, except that long-term capital gains realized by non-corporate U.S. holders are subject to U.S. federal income taxes at a maximum rate of 15% for taxable years beginning before January 1, 2009 (and 20% thereafter). Certain limitations exist on the deductibility of capital losses by both corporate and individual taxpayers. Capital gains and losses on the sale or other disposition by a U.S. holder of ordinary shares or ADRs generally should constitute gains or losses from sources within the United States.

     For cash basis U.S. holders who receive foreign currency in connection with a sale or other taxable disposition of ordinary shares or ADRs, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to such ordinary shares or ADRs as determined on the settlement date of such sale or other taxable disposition.

     Accrual basis U.S. holders may elect the same treatment required of cash basis taxpayers with respect to a sale or other taxable disposition of ordinary shares or ADRs, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the Internal Revenue Service. Accrual basis U.S. holders who or which do not elect to be treated as cash basis taxpayers (pursuant to the Treasury Regulations applicable to foreign currency transactions) for this purpose may have a foreign currency gain or loss for U.S. federal income tax purposes because of differences between the U.S. dollar value of the foreign currency received prevailing on the date of the sale or other taxable disposition of ordinary shares or ADRs and the date of payment. Any such foreign currency gain or loss generally will constitute gain or loss from sources within the United States and generally will be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized on the sale or other taxable disposition of ordinary shares or ADRs.

     Deposits, Withdrawals and Pre-Releases. Deposits and withdrawals by U.S. holders of ordinary shares in exchange for ADRs and of ADRs in exchange for ordinary shares will not be subject to any U.S. federal income tax. The U.S. Treasury Department, however, has expressed concerns that parties involved in transactions where depositary shares are pre-released may be taking actions that are not consistent with the claiming of foreign tax credits by the holders of the applicable ADRs. Accordingly, the analysis of the creditability of non-U.S. withholding taxes described above could be affected by future actions that may be taken by the U.S. Treasury Department.

     U.S. Backup Withholding and Information Reporting. In general, information reporting requirements will apply to payments of dividends on ordinary shares or ADRs and the proceeds of certain sales of ordinary shares or ADRs in respect of U.S. holders other than certain exempt persons (such as corporations). A 28% backup withholding tax (31% for 2011 and thereafter) will apply to such payments if the U.S. holder fails to provide a correct taxpayer identification number or other certification of exempt status or, with respect to certain payments, the U.S. holder fails to report in full all dividend and interest income and the Internal Revenue Service notifies the payer of such under-reporting. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal tax liability, and a refund of any excess amounts withheld under the backup withholding rules may be obtained by filing the appropriate claim form with the Internal Revenue Service.

U.S. Taxation of Warrants

     A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of your ownership of warrants and any equity or debt securities issued together with them.

U.S. Taxation of Debt Securities

     This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement.

Merger and Consolidation/Substitution of Issuer

     If we engage in the activities described under “Description of Debt Securities - Consolidation, Merger and Sale of Assets” or “Description of Debt Securities—Substitution of Shell Finance as Issuer”, a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. U.S. holders are urged to consult their tax advisors with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new debt securities such holder is deemed to receive.

Additional Amounts

     All references to principal, interest or other amounts payable on the debt securities include any additional amounts payable by Royal Dutch Shell as described in “Description of Debt Securities — Payment of Additional Amounts”.

Interest

     The tax treatment of interest paid on the debt securities depends upon whether the interest is “Qualified Stated Interest.” A debt security may have some interest that is Qualified Stated Interest and some that is not.

     “Qualified Stated Interest” is any interest that meets all the following conditions:

•	It is payable at least once each year in cash or property (other than additional debt securities).

•	It is payable over the entire term of the debt security.

•	It is payable at a single fixed rate or under a single formula.

•	The debt security has a maturity of more than one year from its issue date.

     If any interest on a debt security is Qualified Stated Interest, then

•	If the U.S. holder is a cash method taxpayer (including most individual holders), such U.S. holder must report that interest in income when received.

•	If the U.S. holder is an accrual method taxpayer, such U.S. holder must report that interest in income as it accrues.

     If any interest on a debt security is not Qualified Stated Interest, it is subject to the rules for original issue discount (“OID”) described below.

     Subject to certain limitations, U.S. holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for non-U.S. tax withheld (if any) from interest received in respect of debt securities. Interest paid on, and OID, if any, accrued with respect to the debt securities that are issued by Royal Dutch Shell or Shell Finance will constitute income from sources outside the United States, and generally will be “passive income”, and therefore any U.S. federal income tax imposed with respect to such interest and OID, if any, cannot be offset by excess foreign tax credits from non-U.S. source income not qualifying as passive income. In the case of certain types of U.S. holders, any such interest or OID may be treated as a different class of income for purposes of calculating the U.S. foreign tax credit limitations. If the U.S. holder does not elect to claim a foreign tax credit, such U.S. holder may instead claim a deduction for non-U.S. tax withheld (if any).

Determining Amount of OID

     Debt securities that have OID are subject to additional tax rules. The amount of OID on a debt security is determined as follows:

•	The amount of OID on a debt security is the “stated redemption price at maturity” of the debt security minus the “issue price” of the debt security. If this amount is zero or negative, there is no OID.

•	The “stated redemption price at maturity” of a debt security is the total amount of all principal and interest payments to be made on the debt security, other than Qualified Stated Interest. In a typical case where all interest is Qualified Stated Interest, the stated redemption price at maturity is the same as the principal amount.

•	The “issue price” of a debt security is the first price at which a substantial amount of the debt securities are sold to the public.

•	Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID”. If all the interest on a debt security is Qualified Stated Interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% (that is, 1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the debt security, and (c) the principal amount.

Accrual of OID Into Income

     If a debt security has OID, the following consequences arise:

•	U.S. holders must include the total amount of OID as ordinary income over the life of the debt security.

•	U.S. holders must include OID in income as the OID accrues on the debt securities, even if such holders are on the cash method of accounting. This means that such holders are required to report OID income, and in some cases pay tax on that income, before receiving the cash that corresponds to that income.

•	OID accrues on a debt security on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a debt security, combined with the inclusion into income of any Qualified Stated Interest on the debt security, will result in the U.S. holder being taxable at approximately a constant percentage of such U.S. holder’s unrecovered investment in the debt security.

•	The accruals of OID on a debt security generally will be less in the early years and more in the later years.

•	If any of the interest paid on the debt security is not Qualified Stated Interest, that interest is taxed solely as OID. It is not separately taxed when it is paid.

•	Tax basis in the debt security is initially its cost to the U.S. holder. It increases by any OID (not including Qualified Stated Interest) reported as income. It decreases by any principal payments received on the debt security and by any interest payments received that are not Qualified Stated Interest.

Debt Securities Subject to Additional Tax Rules

     Additional or different tax rules apply to several types of debt securities that we may issue.

     Short-Term Debt Securities: We may issue debt securities with a maturity of one year or less. These are referred to as “short-term debt securities.”

•	No interest on these debt securities is Qualified Stated Interest. Otherwise, the amount of OID is calculated in the same manner as described above.

•	U.S. holders may make certain elections concerning the method of accrual of OID on short-term debt securities over the life of the debt securities.

•	If the U.S. holder is an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, OID must be included in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•	If the U.S. holder is a cash method taxpayer not subject to the accrual rule described above, OID will not be included in income until payments on the debt security are actually received. Alternatively, the U.S. holder can elect to include OID in income as it accrues (determined on a ratable basis, unless the holder elects to use a constant yield method).

•	Two special rules apply if the U.S. holder is a cash method taxpayer and does not include OID in income as it accrues. First, if the debt security is sold or it is paid at maturity, producing a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the debt security at the time of the sale that has not yet been taken into income. Second, if the U.S. holder borrows money (or does not repay outstanding debt) to acquire or hold the debt security, then while the debt security is held, any interest on the borrowing that corresponds to accrued OID on the debt security cannot be deducted until OID is included in income.

     Floating Rate Debt Securities: Floating rate debt securities are subject to special OID rules.

•	If the interest rate is based on a single fixed formula based on objective financial information (which may include a fixed interest rate for the initial period), all the interest will be Qualified Stated Interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the debt security’s initial floating rate into a fixed rate and by applying the general OID rules described above.

•	If the debt security has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a debt security.

     Foreign Currency Debt Securities: A “foreign currency debt security” is a debt security denominated in a currency other than U.S. dollars. Special tax rules apply to these debt securities:

•	If the U.S. holder is a cash method taxpayer, such holder will be taxed on the U.S. dollar value of any foreign currency received as interest. The dollar value will be determined as of the date when payments are received.

•	If the U.S. holder is an accrual method taxpayer, such holder must report interest income as it accrues. The U.S. holder can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, such holder will recognize foreign exchange gain or loss upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections also may be available.

•	Any OID on foreign currency debt securities will be determined in the relevant foreign currency. OID must be accrued in the same manner that an accrual basis holder accrues interest income.

•	The initial tax basis in a foreign currency debt security is the amount of U.S. dollars paid for the debt security (or, if paid in foreign currency, the value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

•	If foreign currency is collected upon the maturity of the debt security, or if the debt security is sold for foreign currency, gain or loss will be based on the U.S. dollar value of the foreign currency received. For a publicly traded foreign currency debt security, this value is determined for cash basis taxpayers on the settlement date for the sale of the debt security, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). The tax basis in the foreign currency will then be equal to the value reported on the sale.

•	Any gain or loss on the sale or retirement of a debt security will be ordinary income or loss and sourced to the United States to the extent it arises from currency fluctuations between the purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.

     Other Categories of Debt Securities: Additional rules may apply to certain other categories of debt securities. The Prospectus Supplement for these debt securities may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of debt securities include:

•	Debt securities with contingent payments;

•	Debt securities that can be put to us before their maturity;

•	Debt securities that are callable by us before their maturity, other than typical calls at a premium;

•	Indexed debt securities with an index tied to currencies; and

•	Debt securities the maturity of which is extendable at the U.S. holder’s option or at our option.

Premium and Discount

     Additional special rules apply in the following situations involving premium or discount:

•	If a debt security is bought in the initial offering for more than its stated redemption price at maturity—disregarding that part of the purchase price allocated to accrued interest—the excess amount paid will be “bond premium”. The U.S. holder can elect to use bond premium to reduce taxable interest income from the debt security. Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a “constant yield” basis over the life of the debt security—that is, with a smaller offset in the early periods and a larger offset in the later periods. This election is made on the U.S. holder’s tax return for the year in which the debt security is acquired. However, if the election is made, it automatically applies to all debt instruments with bond premium that the U.S. holder owns during that year or that are acquired at any time thereafter, unless the IRS permits such holder to revoke the election.

•	Similarly, if a debt security has OID and it is bought in the initial offering for more than the issue price (but less than the stated redemption price at maturity), the excess is called “acquisition premium”. The amount of OID the U.S. holder is required to include in income will be reduced by this amount over the life of the debt security.

•	If a debt security is bought in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.

     Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.

Accrual Election

     The U.S. holder can elect to be taxed on the income from the debt security in a different manner than described above. Under the election:

•	No interest is Qualified Stated Interest.

•	Amounts are included in income as they economically accrue. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

•	Tax basis is increased by all accruals of income and decreased by all payments received on the debt security.

Sale or Retirement of Debt Securities

     On sale or retirement of the debt security:

•	The U.S. holder will have taxable gain or loss equal to the difference between the amount received and such holder’s tax basis in the debt security. Such gain or loss will be U.S. source. The tax basis in the debt security is such holder’s cost, subject to certain adjustments.

•	The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the debt security was held for more than one year. For an individual, the maximum tax rate on long term capital gains is 15% (for taxable years beginning before January 1, 2009).

•	If (a) the debt security was purchased with de minimis OID, (b) no election to accrue all OID into income was made, and (c) the principal amount of the debt security upon the sale or retirement was received by the U.S. holder, then such holder will generally have capital gain equal to the amount of the de minimis OID.

•	If the debt security is sold between interest payment dates, a portion of the amount received reflects interest that has accrued on the debt security but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

•	All or part of the gain may be ordinary income rather than capital gain in certain cases, including sales of short-term debt securities, debt securities with market discount, debt securities with contingent payments and foreign currency debt securities.

Disclosure Requirements

     Treasury regulations meant to require reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under Treasury regulations, certain transactions may be characterized as Reportable Transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of debt denominated in a foreign currency, which results in a foreign currency loss exceeding certain thresholds. Persons considering the purchase of debt denominated in a foreign currency should consult with their own tax advisers to determine the tax return disclosure obligations, if any, with respect to an investment in debt denominated in a foreign currency, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

     Under the tax rules concerning information reporting to the IRS:

•	Assuming the debt securities are held through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, OID and retirement proceeds on the debt securities, unless an exemption applies. As discussed above under “Premium and Discount”, if the debt securities have OID, the amount reported to such holder may have to be adjusted to reflect the amount that must be reported in such holder’s tax return.

•	Similarly, unless an exemption applies, the U.S. holder must provide the intermediary with such holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is such holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

•	If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold up to 28% (31% for 2011 and thereafter) of all amounts payable on the debt securities (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, the U.S. holder may credit the withheld amount against its federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

United Kingdom Taxation

     The following is a summary of the material UK tax consequences for a U.S. holder of the ownership and disposal of securities we may offer pursuant to this prospectus. This summary is the opinion of our UK tax counsel, Slaughter and May, as to the matters of law set out in this section headed “United Kingdom Taxation”. It is based on current UK law and on what is understood to be the current practice of Her Majesty’s Revenue and Customs (“HMRC”) in the UK, either of which is subject to change, possibly with retroactive effect. Any change in applicable laws or the current practice of HMRC, or any inaccuracy in the documents upon which Slaughter and May have relied, may affect the continuing validity of their opinion. Slaughter and May assume no responsibility to inform you of any such change or inaccuracy that may occur or come to their attention. The opinion of Slaughter and May is being provided to Royal Dutch Shell in connection with this registration statement and may not be reproduced, quoted, summarized or relied upon by any other person or for any other purpose without the express written consent of Slaughter and May. This summary applies only to U.S. holders who hold their securities as an investment and are the absolute beneficial owners of them, who are not resident or ordinarily resident for tax purposes in the UK or carrying on a trade (or profession or vocation) in the UK and who are not (and have not in the previous seven years been) employees of Royal Dutch Shell or of any person connected with Royal Dutch Shell. It assumes that holders of Royal Dutch Shell ADRs will in practice be treated for the purposes of UK tax as the beneficial owners of the Royal Dutch Shell ordinary shares represented by such Royal Dutch Shell ADRs.

     The paragraphs below do not attempt to describe all possible UK tax considerations that may be relevant to a U.S. holder. Any U.S. holders who are in any doubt about any aspect of their particular tax position are advised to consult appropriate independent tax advisers.

     For the purposes of this section a person is a U.S. holder at any time if, at that time, he is regarded as a resident of the U.S. for U.S. tax purposes.

UK Taxation of Ordinary Shares and ADRs

UK Tax on Income and Chargeable Gains

     U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “United Kingdom Taxation” will not be subject to UK tax on income or chargeable gains in respect of the ownership and disposal of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs or the receipt of any dividends that are paid on them.

     There is however an exception to this rule in the case of a U.S. holder who is an individual, who has ceased to be either resident or ordinarily resident for tax purposes in the UK or is regarded as non resident for the purposes of a relevant double taxation treaty (“Treaty Non Resident”) but then resumes residence or ordinary residence in the UK or, as the case may be, ceases to be regarded as Treaty Non Resident, before five complete tax years have passed. Such a holder may be liable to UK capital gains tax (subject to any available exemption or relief) on a disposal of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs made whilst not resident or ordinarily resident for tax purposes in the UK or whilst Treaty Non Resident.

UK Inheritance Tax

     A U.S. holder who is an individual domiciled in the U.S. for the purposes of the UK/U.S. Estate and Gift Tax Treaty and who is not a national of the UK for the purposes of the UK/U.S. Estate and Gift Tax Treaty will not be subject to UK inheritance tax in respect of Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs on the individual’s death or on a gift of such Royal Dutch Shell ordinary shares or the Royal Dutch Shell ADRs made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the UK or pertain to the individual’s UK fixed base used for the performance of independent personal services. In the exceptional case where Royal Dutch Shell ordinary shares or Royal Dutch Shell ADRs are subject to both UK inheritance tax and U.S. federal estate or gift tax, the UK/U.S. Estate and Gift Tax Treaty generally provides for tax paid in the UK to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

UK Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

     A conveyance or transfer on sale of Royal Dutch Shell ordinary shares other than to a depositary or clearance service or the nominee or agent of a depositary or clearance service will usually be subject to ad valorem stamp duty, generally at the rate of 0.5 per cent. of the amount or value of the consideration for the transfer (rounded up to the nearest £5). An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable to SDRT, generally at the rate of 0.5 per cent. of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement or, if the agreement was conditional, the date the agreement became unconditional. Where the stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim. Stamp duty and SDRT are normally paid by the purchaser.

     Subject to certain exemptions, a charge to SDRT (or in the case of transfer, stamp duty) will arise on the issue or transfer of Royal Dutch Shell ordinary shares to particular persons providing a clearance service, their nominees or agents, or to an issuer of depositary receipts, or to its nominee or agent. The rate of stamp duty or SDRT, as the case may be, will generally be 1.5 per cent. of either (i) in the case of an issue of Royal Dutch Shell ordinary shares, the issue price of the Royal Dutch Shell ordinary shares concerned, or (ii) in the case of a transfer of Royal Dutch Shell ordinary shares, the amount or value of the consideration for the transfer or, in some circumstances, the value of the Royal Dutch Shell ordinary shares concerned, in the case of stamp duty rounded up if necessary to the nearest multiple of £5.

     No stamp duty need, in practice, be paid on the acquisition or transfer of Royal Dutch Shell ADRs provided that any instrument of transfer or contract of sale remains at all times outside the UK. An agreement for the transfer of Royal Dutch Shell ADRs will not give rise to a liability to SDRT.

     No stamp duty need, in practice, be paid on the acquisition or transfer of interests in Royal Dutch Shell ordinary shares held within a clearance service, provided that any instrument of transfer or contract of sale remains at all times outside the UK. An agreement for the transfer of interests in Royal Dutch Shell ordinary shares held within a clearance service will not give rise to a liability to SDRT provided that, at the time the agreement is made, the clearance service satisfies various conditions laid down in the relevant UK legislation.

UK Taxation of Warrants

     A prospectus supplement will describe, if applicable, the UK tax consequences of your ownership of warrants of Royal Dutch Shell and any equity or debt securities issued together with the warrants.

UK Taxation of Debt Securities

Payments and Disposal (including Redemption)

     U.S. holders who satisfy the criteria set out in the first paragraph above under the heading “United Kingdom Taxation” will not be directly assessed to UK tax on income or chargeable gains in respect of interest on, or the disposal (including redemption) of, debt securities issued by Royal Dutch Shell or Shell Finance.

     Payments of principal and interest on debt securities issued by Shell Finance, and payments of principal on debt securities issued by Royal Dutch Shell, will not be subject to withholding or deduction for or on account of UK tax.

     Provided that interest payments on debt securities issued by Royal Dutch Shell do not have a UK source, such payments will also not be subject to withholding or deduction for or on account of UK tax.

Even if such payments have a UK source, they will not be subject to withholding or deduction for or on account of UK tax if:

•	such debt securities carry a right to interest and are listed on a recognised stock exchange as defined in Section 841 of the Income and Corporation Taxes Act 1988. On the basis of HMRC’s published interpretation of the relevant legislation, securities which are to be listed in a country which is a member state of the European Union or which is part of the European Economic Area will satisfy this requirement if they are listed by a competent authority in that country and are admitted to trading on a recognised stock exchange in that country; securities which are to be listed in any other country will satisfy this requirement if they are admitted to trading by a recognised stock exchange in that country. The London Stock Exchange and the New York Stock Exchange are recognised stock exchanges for these purposes, or

•	the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

     In all other cases, if payments of interest on debt securities issued by Royal Dutch Shell have a UK source, such payments would in principle be made to U.S. holders after deduction of tax at the lower rate, which is currently 20%. Certain U.S. holders will generally be entitled to receive payments free of deductions on account of UK tax under the current U.S. — UK income tax treaty and may therefore be able to obtain a direction to that effect from HMRC. However, such a direction will only be issued on prior application to the relevant tax authorities by the U.S. holder in question. If such a direction is not given, the person making the payment will be required to withhold tax, although a U.S. holder who is entitled to relief may subsequently claim the amount withheld from HMRC.

Guarantee Payments

     Neither U.S. holders who satisfy the criteria set out in the first paragraph above headed “United Kingdom Taxation” nor Shell Finance will be directly assessed to UK tax on income or chargeable gains in respect of any payments made by Royal Dutch Shell under the guarantee.

     Depending on the legal analysis of any payment made by Royal Dutch Shell under the guarantee to the persons mentioned above it is possible that such payment could be subject to withholding or deduction for or on account of UK tax if it is regarded as having a UK source. However, no such withholding need be made nor tax deducted if an appropriate claim relating to that payment has been validly made and accepted by HMRC under the applicable double tax treaty and Royal Dutch Shell has received from HMRC a direction under that treaty allowing the payment to be made without the deduction of UK tax.

UK Inheritance Tax

     A U.S. holder who is an individual domiciled in the U.S. for the purposes of the UK/U.S. Estate and Gift Tax Treaty and who is not a national of the UK for the purposes of the UK/U.S. Estate and Gift Tax Treaty will not be subject to UK inheritance tax in respect of debt securities issued by Royal Dutch Shell or Shell Finance on the individual’s death or on a gift of such debt securities made during the individual’s lifetime unless, inter alia, they are part of the business property of the individual’s permanent establishment situated in the UK or pertain to the individual’s UK fixed base used for the performance of independent personal services. In the exceptional case where debt securities are subject to both UK inheritance tax and U.S. federal estate or gift tax, the UK/U.S. Estate and Gift Tax Treaty generally provides for tax paid in the UK to be credited against tax payable in the U.S., based on priority rules set out in that treaty.

UK Stamp Duty and SDRT

     No UK stamp duty or SDRT will generally be payable by a holder of debt securities on the creation, issue or redemption of debt securities by Royal Dutch Shell or Shell Finance.

     No liability for UK stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, debt securities issued by Royal Dutch Shell or Shell Finance unless such securities carry:

•	a right of conversion into shares or other securities or to the acquisition of shares or other securities;

•	a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property (other than where (i) the right reduces in the event of the results of, or of any part of, a business improving, or the value of any property increasing, or (ii) where the right increases in the event of the results of, or of any part of, a business deteriorating, or the value of any property diminishing);

•	a right to interest the amount of which exceeds a reasonable commercial return on their nominal amount; or

•	a right on repayment to an amount which exceeds their nominal amount and is not reasonably comparable with what is generally repayable (in respect of debt securities with a similar nominal amount) under the terms of issue of debt securities listed on the Official List of the London Stock Exchange.

Dutch Taxation

     The following describes the material Dutch tax consequences for a U.S. holder of securities which may be offered under this prospectus who is neither resident nor deemed to be resident in The Netherlands for Dutch tax purposes and, in the event such holder is an individual, has not opted to be treated as a resident in The Netherlands for the purposes of the Dutch Income Tax Act 2001, in respect the ownership and disposal of his securities. This summary is the opinion of our Dutch tax counsel, De Brauw Blackstone Westbroek N.V., and is limited as described in this section. This description is not intended to be applicable in all respects to all categories of U.S. holders. This section does not purport to describe all possible Dutch tax considerations or consequences that may be relevant to a U.S. holder. Any holder of securities is advised to consult with his tax advisors with regard to the tax consequences of ownership and disposal of securities in his particular circumstances. This section does not purport to describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of securities who receives or has received any benefits from these securities as employment income, deemed employment income or otherwise as compensation.

     Neither does this section purport to describe the possible Dutch tax considerations or consequences that may be relevant to a U.S. holder of securities who has a (fictitious) substantial interest in Royal Dutch Shell.

     Generally, a holder has a (fictitious) substantial interest if such holder, alone or together with his partner, has, or if certain relatives of the holder or of his partner have, directly or indirectly:

(i)	the ownership of, or certain rights over, shares representing five percent or more of the total issued and outstanding capital of Royal Dutch Shell or of the issued and outstanding capital of any class of shares of Royal Dutch Shell;

(ii)	the rights to acquire shares, whether or not already issued, representing five percent or more of the total issued and outstanding capital of Royal Dutch Shell, or of the issued and outstanding capital of any class of shares of Royal Dutch Shell; or

(iii)	certain profit participating certificates that relate to five percent or more of the annual profit of Royal Dutch Shell or to five percent or more of the liquidation proceeds of Royal Dutch Shell.

     A holder has a fictitious substantial interest if (a) he has disposed of, or is deemed to have disposed of, all or part of a substantial interest or (b) he is an individual and has transferred a business enterprise in exchange for shares, on a non-recognition basis.

     Except as otherwise indicated, this section only addresses Dutch tax legislation and regulations, as in effect on the date hereof and as interpreted in published case law on the date hereof and is subject to change after such date, including changes that could have retroactive effect. A change in legislation or regulations may thus invalidate all or part of this section. Unless otherwise specifically stated herein, this section does not express any opinion on Dutch international tax law or on the rules promulgated under or by any treaty or treaty organization and does not express any opinion on any Dutch legal matter other than Dutch tax law.

Dutch Taxation of Ordinary Shares and ADRs

          Withholding tax on dividend payments

     Dividends distributed by us to a U.S. holder of an ordinary share or ADR are generally subject to withholding tax imposed by The Netherlands at a rate of 25 percent. Dividends paid through the dividend access mechanism to holders of Class B ordinary shares will not be subject to any Dutch withholding tax. Dividends distributed by us include, but are not limited to:

(a)	distributions of profits in cash or in kind, whatever they may be named or in whatever form;

(b)	proceeds from our liquidation or, as a rule, proceeds from the repurchase of shares by us, in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(c)	the par value of shares issued to a holder of shares or an increase in the par value of shares, to the extent that no capital contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(d)	partial repayment of paid-in capital that is:

(i)	not recognized for Dutch dividend withholding tax purposes; or

(ii)	recognized for Dutch dividend withholding tax purposes, to the extent that we have net profits (zuivere winst), unless (I) the general meeting of our shareholders has resolved in advance to make such repayment and (II) the par value of the shares concerned has been reduced by an equal amount by way of an amendment to our articles of association.

     As stated above under (b), Dutch tax law treats share buy backs for cancellation as being subject to withholding tax unless an exemption applies by virtue of their being carried out within certain annual quantitative limits. These quantitative limits have been agreed with the Dutch Revenue Service for the Class A ordinary shares (including Class A ADRs) and the limits will not restrict the share buy back program announced for 2005. Buy backs of Class A ordinary shares (including Class A ADRs) within these limits will not be subject to Dutch withholding tax. It has been confirmed by the Dutch Revenue Service that a repurchase of Class B ordinary shares will be exempt from Dutch withholding tax if the repurchase price does not exceed the fair market value of the Shell Transport shares surrendered under the Scheme of Arrangement.

     In any event, any withholding tax arising on a buy back would be borne by us and not the selling shareholder.

     A U.S. holder who is entitled to the benefits of the 1992 Double Taxation Convention between the U.S. and The Netherlands, as amended most recently by the Protocol signed March 8, 2004 (the “Convention”), will be entitled to a reduction in the Dutch withholding tax, either by way of a full or partial exemption at source or by way of a full or partial refund, as follows:

•	if the U.S. holder is an exempt pension trust as described in article 35 of the Convention, or an exempt organization as described in article 36 of the Convention, the U.S. holder will be exempt from Dutch dividend withholding tax;

•	if the U.S. holder is a company which holds directly at least 10 percent of the voting power in us, the U.S. holder will be subject to Dutch dividend withholding tax at a rate not exceeding 5%; and

•	in all other cases, the U.S. holder will be subject to Dutch dividend withholding tax at a rate not exceeding 15%.

     According to Dutch domestic anti-dividend stripping rules, no exemption from or reduction in or refund of, Dutch dividend withholding tax will be granted if the recipient of the dividend paid by us is not considered to be the beneficial owner (uiteindelijk gerechtigde) of such dividends as meant in these rules.

     Dutch Taxes on Income and Capital Gains

     A U.S. holder will not be subject to Dutch taxes on income or on capital gains in respect of the ownership and disposal of ordinary shares or ADRs, other than Dutch withholding tax as described above, in each case, except if:

(i)	such holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise, other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands to which the ordinary shares or ADRs are attributable; or

(ii)	the holder is an individual derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) performed in The Netherlands in respect of the ordinary shares or ADRs, including, without limitation, activities which are beyond the scope of active portfolio investment activities.

     Dutch Gift, Estate and Inheritance Tax

     No Dutch gift tax or inheritance tax is payable in respect of any gift of ordinary shares or ADRs by, or inheritance of ordinary shares or ADRs on the death of, a U.S. holder of ordinary shares or ADRs, except if:

(i)	the U.S. holder is a resident or is deemed to be a resident of The Netherlands;

(ii)	at the time of the gift or the death of the U.S. holder, such U.S. holder has an enterprise (or an interest in an enterprise) which is, in whole or in part, carried on through a permanent establishment or permanent representative in The Netherlands to which the ordinary shares or ADRs are attributable; or

(iii)	ordinary shares or ADRs are acquired by way of a gift from a holder who passes away within 180 days after the date of the gift and who is not and is not deemed to be a resident of The Netherlands at the time of the gift, but is or is deemed to be at the time of his death a resident of The Netherlands.

Dutch Taxation of Warrants

     A prospectus supplement will describe, if applicable, the Dutch income tax consequences of your ownership of warrants and any equity or debt securities issued together with the warrants.

Dutch Taxation of Debt Securities

     Dutch Withholding Tax

     All payments made under Debt Securities issued by Royal Dutch Shell or Shell Finance (the “Issuer”) will not be subject to any withholding tax or any deduction for, or on account of, any Dutch taxes, except if, de jure or de facto (rechtens dan wel in feite):

(a)	(i) Any amount whatsoever to be paid under the Debt Securities is dependant, in whole or in part, on the amount of profits realized or distributed by, the Issuer or by an affiliate (verbonden lichaam) of the Issuer; and

(ii) the Debt Securities do not have a specified final maturity date or have a final maturity date that falls on a date more than 10 years after the date of issue of the Notes; or

(b)	(i) Any obligation whatsoever to make a payment under the Debt Securities is dependant, in whole or in part, on the amount of profits realized or distributed by, the Issuer or by an affiliate (verbonden lichaam) of the Issuer; and

(ii) the Debt Securities do not have a specified final maturity date or have a final maturity date that falls on a date more than 50 years after the date of issue of the Debt Securities; and

(iii) the Debt Securities are subordinated.

     Dutch Individual and Corporate Income Tax

     A U.S holder of Debt Securities (“Debt Holder”) will not be subject to any Dutch taxes on any payment made to the Noteholder under the Debt Securities or on any capital gain made by the Debt Holder from the disposal, or deemed disposal, or redemption of, the Debt Securities, other than withholding tax as described above, except if:

(i)	the Debt Holder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise, other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands, to which the Debt Securities are attributable; or

(ii)	the Debt Holder is an individual and derives benefits from miscellaneous activities (overige werkzaamheden) carried out in The Netherlands in respect of the Debt Securities, including, without limitation, activities which are beyond the scope of active portfolio investment activities.

     Dutch Gift and Inheritance Taxes

     No Dutch gift tax or inheritance tax is due in respect of any gift of Debt Securities by, or inheritance of Debt Securities on the death of, a Debt Holder, except if:

(i) the Debt Holder is a resident or is deemed to be a resident of The Netherlands; or

(ii) if at the time of the gift or the death of the Debt Holder, such Debt Holder has an enterprise (or an interest in an enterprise) which is, in whole or in part, carried on through a permanent establishment or permanent representative in The Netherlands to which the Debt Securities are attributable; or

(iii) if the Debt Securities are acquired by way of a gift from a holder who passes away within 180 days after the date of the gift and who is not, and is not deemed to be, at the time of the gift, but is, or is deemed to be at the time of his death, a resident of The Netherlands.

     Other Taxes and Duties

     No capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in The Netherlands by a holder of Debt Securities by reason only of the subscription, issue, placement, allotment or delivery of the Debt Securities.

European Directive on the Taxation of Savings

     Directive 2003/48/EC provides for the tax authorities of the member states of the European Union (“Member States”) to provide each other with details of payments of interest and similar income made in one Member State to individuals who are the beneficial owners of those payments and are resident for tax purposes in another Member State, but permits Austria, Belgium and Luxembourg instead to impose a withholding tax for a “transitional period” on payments made in their respective jurisdictions. The Directive also provides that no such withholding tax should be levied where the beneficial owner of the payment authorizes an exchange of information and/or where the beneficial owner presents a certificate from the tax authority of the Member State in which the beneficial owner is resident. The Directive does not preclude Member States from levying other types of withholding tax.

PLAN OF DISTRIBUTION

     We may sell the securities in and outside the U.S. through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

     If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

EXCHANGE CONTROLS

     There is no legislative or other legal provision currently in force in England or arising under our memorandum or articles of association restricting remittances to non-resident holders of our securities or affecting the import or export of capital for use by us.

     The Dutch External Financial Relations Act of 1994 enables the Minister of Finance or the Central Bank of The Netherlands, as the case may be, to issue regulations with regard to a number of financial transactions relating to the import and export of capital. The regulations as issued and applied to date have not restricted the activities and operations of Royal Dutch, Shell Transport or the Shell Group.

     There is no legislative or other legal provision currently in force in The Netherlands restricting remittances to non-resident holders of our securities.

LIMITATIONS ON RIGHTS TO OWN SECURITIES

     There are no limitations imposed by English law or our memorandum or articles of association on the right to own Royal Dutch Shell debt securities, warrants or ordinary shares, including the rights of non-residents or foreign persons to hold or vote Royal Dutch Shell’s ordinary shares (other than would generally apply to Royal Dutch Shell’s shareholders) or to hold its debt securities or warrants. There are no limitations imposed by Dutch law or Shell Finance’s articles of association on the rights to own its debt securities, including the rights of non-resident or foreign persons to hold the debt securities.

LEGAL MATTERS

     Cravath, Swaine & Moore LLP, U.S. counsel for Royal Dutch Shell and Shell Finance, and Cleary Gottlieb, Steen & Hamilton LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities, guarantees, warrants and ordinary shares as to certain matters of English law. De Brauw Blackstone Westbroek N.V., our Dutch counsel, will pass upon Dutch law matters.

EXPERTS

     The financial statements of Royal Dutch Shell plc as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 incorporated in this Prospectus by reference to the RDS Financials Form 6-K have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the retroactive effect for all periods presented of using a carry-over basis of the historical costs of the assets and liabilities of the Royal Dutch/Shell Group of Companies, Royal Dutch Petroleum Company and the “Shell” Transport and Trading Company, p.l.c.) of KPMG Accountants N.V. and PricewaterhouseCoopers LLP, independent registered public accounting firms, given upon the authority of said firms as experts in auditing and accounting.

EXPENSES

     The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$1,177,000
Printing and engraving expenses	70,000
Legal fees and expenses	500,000
Accounting fees and expenses	250,000
Indenture Trustee’s fees and expenses	10,000

$2,007,000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

     Article 149 of Royal Dutch Shell’s articles of association provides that, as far as the legislation allows this, Royal Dutch Shell: (i) can indemnify any director of the company against any liability; and (ii) can purchase and maintain insurance against any liability for any director of the company. As Royal Dutch Shell’s articles of association do not prohibit the indemnification of officers of the company against liability, we may purchase and maintain insurance against any liability for any of Royal Dutch Shell’s officers.

     We have entered into a deed of indemnity with each of the Royal Dutch Shell Directors. The terms of each of these deeds will be identical and will reflect the new statutory provisions on indemnities introduced by the Companies (Audit, Investigations and Community Enterprise) Act 2004. Under the terms of each deed, Royal Dutch Shell will undertake to indemnify the relevant Royal Dutch Shell Director, to the widest extent permitted by law, against any and all liability, howsoever caused (including by that director’s own negligence), suffered or incurred by that director in the course of that director acting as a director or employee of Royal Dutch Shell, any member of the Shell Group or certain other entities. It will be a term of each indemnity that Royal Dutch Shell and the relevant director agree to be bound by the provisions in the Royal Dutch Shell Articles of Association relating to arbitration and exclusive jurisdiction.

     Royal Dutch Shell has entered into a deed of indemnity with each of the Royal Dutch Shell Directors. The terms of each of these deeds is identical. Under the terms of the deed, Royal Dutch Shell undertakes to indemnify the relevant Royal Dutch Shell Director, to the widest extent permitted by law, against any and all liability, howsoever caused and including by that director’s own negligence, suffered or incurred by that director in respect of that director’s acts or omissions on or after the date that the deed was entered into in the course of that director acting as a director or employee of Royal Dutch Shell, any member of the Shell Group or certain other entities. In addition, Royal Dutch Shell undertakes to lend such funds to the director as it, in its reasonable discretion, considers appropriate for him to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with certain applications under the Companies Act.

     The relevant provisions of the Companies Act are sections 309A — C, 337A and 727.

     Sections 309A — C state that, any provision to exempt to any extent a director from liability for negligence, default, breach of duty or trust by him in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision. Royal Dutch Shell is still permitted to purchase insurance against any such liability for a director of the company or an associated company.

     An indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 144(3) and (4) (acquisition of shares by innocent nominee) or its power under section 727 (described below). Any qualifying third party indemnity in force for the benefit or one or more directors of the company must be disclosed in the directors’ annual report.

     Section 337A provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under sections 144(3) and (4) (acquisition of shares by innocent nominee) or section 727 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.

     Section 727 provides that:

(1)	If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as an auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

(2)	If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.”

     The following provisions would only apply in circumstances where the arbitration provisions of our articles of association would be invalid or inapplicable. While English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to apply for a court order:

(i)	when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

(ii)	when any act or omission of the company is or would be so prejudicial.

     A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

     The Articles of Association of Shell Finance provide that Shell Finance shall cover the costs of all legal proceedings in which a director is involved in his/her capacity as director of Shell Finance and shall hold harmless the director in question. If and in so far as it appears from a ruling that the director in question is seriously negligent, Shell Finance shall be authorized to demand reimbursement of the costs that it covered before the ruling, and the obligation of further indemnification shall not apply.

     Dutch law does not explicitly prohibit the indemnification of a director of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) against any liabilities which would otherwise attach to him or her. However, regardless of whether or not an indemnification exists, a director may be held liable with respect to the company for improper performance of duties in the case of serious negligence (ernstig verwijt). Whether a specific line of action can be regarded as serious negligence is dependent upon the specific circumstances of a case. If a certain matter pertains to the assigned field of activities of more than one director, each of the directors involved is jointly and severally liable for a shortcoming. An individual director may avoid liability by proving that the shortcoming is not attributable to him and that he has not been negligent with regard to taking measures to prevent the consequences of the shortcoming. In addition, in the case of bankruptcy, each director is jointly and severally liable to the bankruptcy estate for the liquidation deficit, in the event that it is evident that the director has performed his or her duties improperly and it may be assumed that this improper fulfillment of duties has been an important cause of the bankruptcy. An individual director may avoid liability by proving he was not negligent.

     The form of Underwriting Agreement relating to the offering of Debt Securities filed as an Exhibit to this Registration Statement provides that each Underwriter, severally, will indemnify Royal Dutch Shell plc and Shell International Finance B.V., each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls Royal Dutch Shell plc or Shell International Finance B.V. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain civil liabilities.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
4.1	Form of Senior Indenture, among Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.2	Form of Subordinated Indenture, among Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.3	Form of Senior Indenture, among Shell International Finance B.V., Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.4	Form of Subordinated Indenture, among Shell International Finance B.V., Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.5	Form of Senior Debt Securities for Royal Dutch Shell plc.
4.6	Form of Subordinated Debt Securities for Royal Dutch Shell plc.
4.7	Form of Senior Debt Securities of Shell International Finance B.V.
4.8	Form of Subordinated Debt Securities of Shell International Finance B.V.
4.9	Form of Debt Warrant Agreement including a form of debt warrant certificate.*
4.10	Form of Equity Warrant Agreement including a form of equity warrant certificate.*
4.11	Articles of Association of Royal Dutch Shell plc (incorporated by reference to Royal Dutch Shell plc’s Form F-4 filed on May 18, 2005 (File No. 333-125037)).
4.12	Memorandum of Association of Royal Dutch Shell plc (incorporated by reference to Royal Dutch Shell plc’s Form F-4 filed on May 18, 2005 (File No. 333-125037)).
4.13
Class A Deposit Agreement among Royal Dutch Shell, JPMorgan Chase Bank, N.A., and Owners and Holders of Class A American Depositary Receipts (incorporated by reference to Royal Dutch Shell plc’s Capital Stock Form 6-K filed July 20, 2005).

4.14
Class A American Depositary Receipts representing Royal Dutch Shell American Depositary Shares each evidencing the right to receive two Class A ordinary shares of Royal Dutch Shell (included as Exhibit A to Exhibit 4.13 herein)

4.15
Class B Deposit Agreement among Royal Dutch Shell, The Bank of New York, and Owners and Holders of Class B American Depositary Receipts (incorporated by reference to Royal Dutch Shell plc’s Capital Stock Form 6-K filed July 20, 2005).

4.16
Class B American Depositary Receipts representing Royal Dutch Shell American Depositary Shares each evidencing the right to receive two Class B ordinary shares of Royal Dutch Shell (included as Exhibit A to Exhibit 4.15 herein)

5.1
Opinion of Slaughter and May, English solicitors to Royal Dutch Shell plc, as to the validity of the Debt Securities of Royal Dutch Shell plc, the Guarantees and the Warrants of Royal Dutch Shell plc and the ordinary shares as to certain matters of English law.

5.2
Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to the validity of the Debt Securities, the Guarantees and the Debt Warrants issued as to certain matters of New York law.

5.3
Opinion of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to the validity of the Guaranteed Debt Securities of Shell International Finance B.V. as to certain matters of Dutch law.

8.1	Opinion of Slaughter and May, English solicitors to Royal Dutch Shell plc, as to certain matters of UK taxation.
8.2	Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to certain matters of U.S. taxation (included in Exhibit 5.2).
8.3	Opinion of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to certain matters of Dutch taxation (included in Exhibit 5.3).
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG Accountants N.V. and PricewaterhouseCoopers LLP
23.2	Consent of Slaughter and May, English solicitors to Royal Dutch Shell plc (included in Exhibit 5.1 above).

Exhibit Number	Description of Document
23.3	Consent of Cravath, Swaine & Moore LLP, U.S. legal advisors to Royal Dutch Shell plc and Shell International Finance B.V. (included in Exhibits 5.2 above).
23.4	Consent of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Royal Dutch Shell plc (included in Exhibit 5.3 above).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Royal Dutch Shell.
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Shell Finance.

*	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

Item 10. Undertakings

     Each of the undersigned registrants hereby undertakes:

     (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Royal Dutch Shell plc’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 8 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants, of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague on July 20, 2005.

ROYAL DUTCH SHELL PLC
By:	/s/ Peter Voser
	Name:	Peter Voser
	Title:	Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Voser, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aad Jacobs	Chairman of the Board of Directors	July 20, 2005
Aad Jacobs

/s/ Lord Kerr of Kinlochard	Deputy Chairman of the Board	July 20, 2005
Lord Kerr of Kinlochard

/s/ Jeroen van der Veer	Chief Executive	July 20, 2005
Jeroen van der Veer

/s/ Peter Voser	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	July 20, 2005
Peter Voser

/s/ Malcolm Brinded	Executive Director, Exploration and Production	July 20, 2005
Malcolm Brinded

Name	Title	Date

/s/ Linda Cook	Executive Director, Gas & Power	July 20, 2005
Linda Cook

/s/ Rob Routs	Executive Director, Oil Products and Chemicals	July 20, 2005
Rob Routs

/s/ Maarten van den Bergh	Director	July 20, 2005
Maarten van den Bergh

Director
Sir Peter Burt

/s/ Mary (Nina) Henderson	Director	July 20, 2005
Mary (Nina) Henderson

/s/ Sir Peter Job	Director	July 20, 2005
Sir Peter Job

/s/ Wim Kok	Director	July 20, 2005
Wim Kok

/s/ Jonkheer Aarnout Loudon	Director	July 20, 2005
Jonkheer Aarnout Loudon

/s/ Christine Morin-Postel	Director	July 20, 2005
Christine Morin-Postel

/s/ Lawrence Ricciardi	Director	July 20, 2005
Lawrence Ricciardi

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act, the undersigned, a duly authorized representative of Royal Dutch Shell plc in the United States, has signed this registration statement in Delaware on July 20, 2005.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague on July 20, 2005.

Shell International Finance B.V.
By:	/s/ Michiel Brandjes
	Name:	Michiel Brandjes
	Title:	Director

By:	/s/ Bart van der Steenstraaten
	Name:	Bart van der Steenstraaten
	Title:	Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Longden his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew Longden	Director	July 20, 2005
Andrew Longden

/s/ Kathleen McCoy	Director	July 20, 2005
Kathleen McCoy

/s/ Bart van der Steenstraaten	Director	July 20, 2005
Bart van der Steenstraaten

/s/ Theo Keijzer	Director	July 20, 2005
Theo Keijzer

/s/ Michiel Brandjes	Director	July 20, 2005
Michiel Brandjes

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act, the undersigned, a duly authorized representative of Shell International Finance B.V. in the United States, has signed this registration statement in Delaware on July 20, 2005.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
4.1	Form of Senior Indenture, among Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.2	Form of Subordinated Indenture, among Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.3	Form of Senior Indenture, among Shell International Finance B.V., Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.4	Form of Subordinated Indenture, among Shell International Finance B.V., Royal Dutch Shell plc and Deutsche Bank Trust Company Americas.
4.5	Form of Senior Debt Securities for Royal Dutch Shell plc.
4.6	Form of Subordinated Debt Securities for Royal Dutch Shell plc.
4.7	Form of Senior Debt Securities of Shell International Finance B.V.
4.8	Form of Subordinated Debt Securities of Shell International Finance B.V.
4.9	Form of Debt Warrant Agreement including a form of debt warrant certificate.*
4.10	Form of Equity Warrant Agreement including a form of equity warrant certificate.*
4.11	Articles of Association of Royal Dutch Shell plc (incorporated by reference to Royal Dutch Shell plc’s Form F-4 filed on May 18, 2005 (File No. 333-125037)).
4.12	Memorandum of Association of Royal Dutch Shell plc (incorporated by reference to Royal Dutch Shell plc’s Form F-4 filed on May 18, 2005 (File No. 333-125037)).
4.13
Class A Deposit Agreement among Royal Dutch Shell, JPMorgan Chase Bank, N.A., and Owners and Holders of Class A American Depositary Receipts (incorporated by reference to Royal Dutch Shell plc’s Capital Stock Form 6-K filed July 20, 2005).

4.14
Class A American Depositary Receipts representing Royal Dutch Shell American Depositary Shares each evidencing the right to receive two Class A ordinary shares of Royal Dutch Shell (included as Exhibit A to Exhibit 4.13 herein)

4.15
Class B Deposit Agreement among Royal Dutch Shell, The Bank of New York, and Owners and Holders of Class B American Depositary Receipts (incorporated by reference to Royal Dutch Shell plc’s Capital Stock Form 6-K filed July 20, 2005).

4.16
Class B American Depositary Receipts representing Royal Dutch Shell American Depositary Shares each evidencing the right to receive two Class B ordinary shares of Royal Dutch Shell (included as Exhibit A to Exhibit 4.15 herein)

5.1
Opinion of Slaughter and May, English solicitors to Royal Dutch Shell plc, as to the validity of the Debt Securities of Royal Dutch Shell plc, the Guarantees and the Warrants of Royal Dutch Shell plc and the ordinary shares as to certain matters of English law.

5.2
Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to the validity of the Debt Securities, the Guarantees and the Debt Warrants issued as to certain matters of New York law.

5.3
Opinion of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to the validity of the Guaranteed Debt Securities of Shell International Finance B.V. as to certain matters of Dutch law.

8.1	Opinion of Slaughter and May, English solicitors to Royal Dutch Shell plc, as to certain matters of UK taxation.
8.2	Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to certain matters of U.S. taxation (included in Exhibit 5.2).
8.3	Opinion of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Royal Dutch Shell plc and Shell International Finance B.V., as to certain matters of Dutch taxation (included in Exhibit 5.3).
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG Accountants N.V. and PricewaterhouseCoopers LLP
23.2	Consent of Slaughter and May, English solicitors to Royal Dutch Shell plc (included in Exhibit 5.1 above).

Exhibit Number	Description of Document
23.3	Consent of Cravath, Swaine & Moore LLP, U.S. legal advisors to Royal Dutch Shell plc and Shell International Finance B.V. (included in Exhibits 5.2 above).
23.4	Consent of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Royal Dutch Shell plc (included in Exhibit 5.3 above).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Royal Dutch Shell.
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Shell Finance.

*	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.